PRELIMINARY INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

YASHENG GROUP
(Name of registrant as Specified in its Charter)

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☐ No fee required
☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies: N/A.
(2) Aggregate number of securities to which transaction applies: N/A.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The net value of properties being received in the SWAP after deducting the appraised value of the properties being swapped out, is $45,671,300. The filing fee is $116.20 per $1,000,000. Hence the filing fee is $5,307.01.
(4) Proposed maximum aggregate value of transaction: $45,671,300
(5) Total fee paid: $5,307.01
☐ Fee paid previously by written preliminary materials
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: . . . . . . . . . . . . . . . . . .
(2) Form, Schedule or Registration Statement No.: 000-31899
(3) Filing Party:. . Yasheng Group.
(4) Date Filed:. . . .September __, 2015

FOR FURTHER INFORMATION CONTACT

HAIYUN ZHUANG
CHIEF FINANCIAL OFFICER
YASHENG GROUP
(650) 363-8345

YASHENG GROUP
805 Veterans Boulevard
#228
Redwood City, CA 94063
U.S.A.

NOTICE OF ACTION BY CONSENT TAKEN WITHOUT A MEETING

Dear Shareholders:

Principal shareholders holding 90.17% of the outstanding shares of our company, Yasheng Group, took Action by Consent without a Meeting approving the Swap Agreement (attached hereto) between our wholly-owned subsidiary Gansu Asia-America Trade Co. Ltd (also translated into English as “Gansu Yasheng America Trade Co., Ltd.”) and our sister company Gansu Yasheng Agro-Industrial and Commerce Group Co. Ltd. pursuant to which Gansu Asia-America Trade Co. Ltd. will swap out all of its agricultural properties in exchange for certain long-term lease management rights in agricultural properties held by Gansu Yasheng Agro-Industrial and Commerce Group Co Ltd.

Only shareholders of record at the close of business on ____________, 2015 are entitled to receive this Information Statement and notice of the action taken by consent of the principal shareholders.

By Order of the Board of Directors,

/S/ Ye Dong Chairman and CEO

Redwood City, California
_________________, 2015

YASHENG GROUP
805 Veterans Boulevard
#228
Redwood City, CA 94063

INFORMATION STATEMENT
CONCERNING ACTION TAKEN BY CONSENT WITHOUT A MEETING
INTRODUCTION

This Information Statement is being furnished to the shareholders of Yasheng Group, a California corporation (the "Company"), to inform them that the principal shareholders took action by consent without a meeting approving the principal terms of the swap agreement attached to this Notice (“Swap Agreement”) whereby our wholly-owned subsidiary Gansu Asia-America Trade Co. Ltd. (“GAAT”) will agree to exchange all of its agricultural properties for the long-term lease management rights in the agricultural properties held by our sister company, Gansu Yasheng Agro-Industrial Commerce Group Co. Ltd. (“GY”). Only shareholders of record at the close of business on ________ __, 2015 (the "Record Date") will be entitled to receive this Information Statement. This Information Statement is first being mailed to the Company's shareholders on or about ________ __, 2015.

All of the principal shareholders holding 90.17% of our voting power consented to the adoption of the Swap Agreement. Accordingly, no proxies or consents will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement will be paid by the Company.

The Company's principal executive offices are located at 805 Veterans Boulevard, Suite 228, Redwood City, California 94063.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

The following is a summary of the transaction described in more detail in this Information Statement together with the cross references to the sections in the Information Statement which describe the transaction in greater detail:

•
Our wholly-owned subsidiary GAAT is swapping out its right to manage and operate seven companies which have the long term lease management rights to certain agricultural properties located in North West China and related assets and liabilities pertaining to such properties.  See, “Description of Growing Conditions of Crops being Swapped Out”.

•	As a result of the swap out, GAAT also are eliminating any future revenues from the assets being swapped out. See, “YaSheng Consolidated Statement of Operations”.

•
In connection with the swap transaction GAAT entered into agreements to receive long-term lease management rights until 2039 of 12,633 acres of plantations which grow broccoli, moso bamboo, tangerines and waxberry.  See, “Description of Farmlands being Swapped In”.

•	As a result of the swap, GAAT will be receiving the assets and associated liabilities in connection with the farmlands being swapped in. See, “Assets Swapped In”.

•
As a result of the swap, GAAT will be entitled to the income from the plantations being swapped in.  For information concerning the historical income and expense pertaining to the assets being swapped in, see “Statements of Income”.

•
The swap of assets will be a non-currency transaction executed with our sister company, GY.  There will be no monetary payments made or received by GAAT or any party in connection with the swap transaction.  See, “Financial Terms of Swap”.

INFORMATION REGARDING THE SWAP

GENERAL

Our principal shareholders holding 90.17% of our voting power have taken action by consent without a meeting approving the swap of all of the agricultural lease management rights of GAAT’s in return for the long-term lease management rights to the agricultural properties of our sister company, GY. The swap is being implemented pursuant to the Swap Agreement attached to this Information Statement between our wholly-owned subsidiary GAAT and our sister company, GY. Under the terms of the Swap Agreement, GAAT will transfer to GY its right to manage and operate seven companies which have the agricultural lease management rights, and GAAT will receive the agricultural long-term lease management rights held by our sister company, GY. The swap will be implemented by our parent corporation causing the parties from whom our sister company received the long-term agricultural lease management rights  to transfer such rights directly to GAAT so that GAAT will have separate lease management contracts with each of the parties from whom our sister company, GY, acquired those management rights.

EFFECTIVE DATE OF SWAP

The swap out of GAAT’s right to manage and operate the seven companies which have the existing agricultural lease management rights to GY will occur 21 days after the date of mailing of this Information Statement at which time the provisions for divesting all of GAAT’s right to manage and operate the seven companies which have the agricultural lease management rights pursuant to the Swap Agreement will be made effective. The swap out and swap in will be effective and complete simultaneously.

COMPANIES HOLDING PROPERTIES BEING SWAPPED OUT

The names of the companies GAAT has the right to manage and operate and which have the long term land farming rights that it will be swapping out to GY are set forth in the following table:

COMPANIES

Gansu Tiaoshan Agricultural Industrial Commercial Group Co., Ltd

Gansu Hongtai Agricultural Technology Co., Ltd.

Gansu Xiaheqing Industrial Co., Ltd.

Gansu Jinta Hengsheng Agricultural Development Co., Ltd.

Gansu Jinta Xingsheng Industrial Co., Ltd.

Gansu Jinta Yongsheng Agricultural Development Company.

Gansu Jinta Yuantai Commercial Trading Co., Ltd.

These seven companies are all wholly owned subsidiaries of our parent corporation, Gansu Yasheng Salt Chemical Industrial Group.

SWAP OF BALANCE SHEETS

The Swap also includes a swap of balance sheets, meaning that GAAT is swapping out to GY its assets and liabilities related to the right to manage the seven companies who hold the land use farming rights in the properties operated by GAAT and swapping in the assets and liabilities of our sister company, GY, related to the lease management rights that are being swapped in.

ASSETS SWAPPED OUT

For comparison purposes, the following is our existing balance sheet for the periods indicated without the Swap:

YASHENG GROUP
CONSOLIDATED BALANCE SHEETS

	Year Ended December 31,
	2014	2013 $	2012
ASSETS
Current assets:
Cash and cash equivalents	11,907,242	11,337,958	10,980,384
Accounts receivable, net	112,094,824	103,061,683	91,880,065
Inventories	341,756,253	318,980,143	227,294,252
Prepaid and other current assets	4,070,937	4,400,112	3,962,855

Total current assets	469,829,255	437,779,896	334,117,556

Equity and other investments	209,941	210,702	204,380

Property, plant and equipment, net	905,268,722	848,678,908	785,135,358
Construction in progress	6,960,289	7,083,472	7,488,107
Intangible assets, net	1,097,762,161	1,057,082,947	1,033,037,846

Total assets	2,480,030,368	2,350,835,926	2,159,983,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	27,402,889	31,495,004	25,058,592
Short term loans	4,902,762	6,560,711	9,545,780
VAT Tax payable	701,760	789,243	828,517
Current portion of long term debt	3,560,394	4,431,287	4,930,826
Other current liabilities	607,853	685,982	726,773

Total current liabilities	37,175,659	43,962,227	41,090,488

Long term debt	-	-	-
Long term payable	21,073,928	24,573,824	28,124,436

Total liabilities	58,249,587	68,536,050	69,214,924

Stockholders' equity:
Common stock, US$1.00 par value
800,000,000 shares authorized
155,097,355 shares issued and outstanding	155,097,355	155,097,355	155,097,355
Accumulated other comprehensive income	443,988,809	443,442,989	388,404,930
Retained earnings	1,822,694,617	1,683,759,531	1,547,266,038
Total stockholders' equity	2,421,780,781	2,282,299,875	2,090,768,323

Total liabilities & stockholders' equity	2,480,030,368	2,350,835,926	2,159,983,247

The above is an excerpt from our 2014 10-K.

The following are the statements of operations from our historical business for the years 2014, 2013, and 2012:

YASHENG GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013 $	2012

Net sales	1,012,135,672	1,011,323,630	993,102,745

Cost of goods sold	868,280,442	867,845,745	859,918,076

Gross profit	143,855,230	143,477,886	133,184,669
Operating expenses:
Sales and marketing	1,792,470	2,009,990	1,944,354
General and administrative	4,147,497	4,725,345	4,598,557
Total operating expenses	5,939,968	6,735,335	6,542,911

Operating profit	137,915,263	136,742,550	126,641,758

Interest expense	666,613	937,163	1,110,340

Other income (expense) )	1,686,436	688,106	885,804

Income before income tax expense	138,935,086	136,493,493	126,417,222
Income tax expense

Net income	138,935,086	136,493,493	126,417,222

Basic earnings per share	0.90	0.88	0.82
Weighted average number of shares	155,097,355	155,097,355	155,097,355

The above is an excerpt from our 2014 10-K.

ASSETS SWAPPED IN

The following is the pro-forma balance sheet pertaining to the assets being swapped for the periods ended December 31, 2014, 2013, and 2012 as if we had affected the Swap for those periods:

Balance sheet
			$
	December 31, 2014	December 31, 2013	December 31, 2012
Current assets
Cash and cash equivalent	1,482,866.49	1,627,458.65	1,695,472.15
Accounts receivable	911,732.31	793,337.21	789,059.46
Inventories	1,327,592.45	1,398,435.26	1,472,710.25
Prepayments	3,002,941.66	2,349,882.73	2,495,425.98
Deferred income tax assets
other
Total Current Assets	6,725,132.91	6,169,113.85	6,452,667.84

Non-current assets
Long-term investments
Property, plant, and equipment	10,849,479.63	9,634,761.91	7,942,054.39
Construction in progress	30,993,174.95	25,232,914.03	17,981,355.34
Intangible assets	2,405,809,200.85	2,335,606,045.70	2,197,557,811.15
Deferred income tax assets
Total Assets	2,454,376,988.34	2,376,642,835.48	2,229,933,888.72

Current Liabilities
Accounts payable	18,415.46	-	-
Accrued employee compensation and benefits	63,072.13	45,707.16	42,626.82
Current maturities of long-term debt
Other current liabilities	23,940.10	12,687.10	14,434.01

Long-term Liabilities
long-term debt
Obligations under capital leases
Deferred income tax liabilities
Other non-current liabilities
Total Liabilities	105,427.68	58,394.27	57,060.84

Stockholder’s equity
Paid in on capital stock Common	2,758,620.69	2,768,620.12	2,685,546.10
Additional paid-in capital	263,135,806.50	264,089,619.31	256,165,460.19
Other comprehensive income
Retained earnings	2,188,377,133.46	2,109,726,201.78	1,971,025,821.60
Total Equity & Liabilities	2,454,376,988.34	2,376,642,835.48	2,229,933,888.72

See attached Exhibit 3 setting forth the financial statements in full pertaining to assets being swapped in.

The following is the pro-forma statements of income pertaining to the agricultural lease management rights being swapped in for the years ended December 31, 2014, 2013, and 2012 as if we had effected the swap for those periods:

Statements of Income

	2014	2013	2012
		$
Sales revenue	190,536,897.98	179,885,898.08	173,021,275.25
Cost of goods sold	41,432,360.78	35,276,635.02	34,623,710.61
Gross profit	149,104,537.21	144,609,263.06	138,397,564.64
General and administrative expense	9,282,831.93	9,295,490.70	9,103,371.56
Income from operations	139,821,705.27	135,313,772.36	129,294,193.08

Interest revenue	254,110.75	184,198.02	116,882.62
Other income (loss), net	84,916,192.13	76,520,518.96	66,522,575.21
Income from continuing operations before income tax	224,992,008.16	212,018,489.34	195,933,650.90
Income tax
Income from continuing operations	224,992,008.16	212,018,489.34	195,933,650.90
Discontinued operations
Net income	224,992,008.16	212,018,489.34	195,933,650.90

See attached Exhibit 3 setting forth the financial statements pertaining to the assets being swapped in.

SUMMARY COMPARISONS
DECEMBER 31, 2014

Our Existing Balance Sheet		Our Pro-Forma Balance Sheet
Total Equity & Liabilities	$2,480,030,368	$2,454,376,988
Our Existing Statement of Operations		Our Pro-Forma Statement of Operation
Net Income	$138,935,086	$224,992,008
Our Existing Net Income Per Share	$0.90	$1.45

COMPARATIVE VALUES OF SWAPPED OUT AND SWAPPED IN PROPERTIES

YaSheng hired two assets appraisal firms, Beijing Northern Yashi Assets Appraisal Co., LTD for the swap in and JinChang Niedu Joint Assets Appraisal Firm for the swap out of the assets.

The two firms were selected randomly from the list, issued by China Appraisal Society, of several institutions with good reputations and selected through competitive negotiations. Neither YaSheng nor any affiliates had any business transaction with these firms in the past two years.

The costs of the appraisal was 1.6 million Yuan (about $250,000) for each appraisal, and the fee was paid when the appraisal reports were completed.

Beijing Northern Yashi Assets Appraisal Co., LTD, founded in 1993, with the qualification of evaluating the securities and futures, is qualified by China Securities Regulatory Commission and the Ministry of Finance, and JinChang Niedu Joint Assets Appraisal Firm (special ordinary partnership) has the appraisal qualification issued by the Department of Finance of Gansu province.

Summary of appraisal by Beijing Northern Yashi Assets Appraisal Co. Ltd.:  The appraisal is based on fair value of the assets as of December 31, 2014 of the long term lease management rights in the five to be acquired by Yasheng’s wholly-owned subsidiary, GAAT.  The appraisal took into account the capitalized value of the land eases, the location of the properties, the utmost utilization of the land, the supply and demand of similar properties, the profits that can be generated from farming the land and other factors.  Based on these factors, the appraisal of the lease management rights to be swapped in was $USD 2,308,149,500.

Summary of appraisal by JinChang Niedu Joint Assets Appraisal Firm:  The appraisal is based on fair market value and includes all the net assets related to seven companies which hold the land use farming rights to the agricultural properties currently held by GAAT.  The appraisal included the total assets and liabilities.  The appraiser utilized the market approach, the cost approach, and the income approach and concluded the swapped out assets as of December 31, 2014 were worth $USD 2,262,478,200.

Based on appraisals we have received, copies of which are attached as exhibits to this Information Statement, we believe that the value of the agricultural lease management rights being swapped in exceeds the value of the agricultural lease management rights being swapped out:

Appraised Value of Lease Management Rights Being Swapped In	Appraised Value of Lease Management Rights Being Swapped Out
RMB 14,721,146,500	RMB 14,429,859,500
USD$ 2,308,149,500	USD$ 2,262,478,200

BACKGROUND OF SWAP TRANSACTION

During the last quarter of 2014 management realized that because the Chinese government started promoting a new ecological protection policy and because of changes in market prices of our agricultural products, we will face the following challenges with respect to our GAAT subsidiary’s right to manage and operate the seven companies which hold the land farming rights to the agricultural properties operated by GAAT:

First, the properties are mostly distributed in the Hexi Corridor in Gansu Province in China. Although the Qilian Mountain glacier melt water can provide water for irrigation, the area is a semi-desert. In order to restore the ecological environment in these areas, the Chinese government has begun to implement the policies of “close wells and reduce farmland areas” and “return the grain plots to forestry” where the properties are located which limits the use of the glacier water for irrigation. As a result of this policy, the properties would be subject to restriction as to the amount of water that may be used for irrigation of crops. Consequently, we project that GAAT’s farming operations with respect to the properties will be reduced year by year due to restrictions on our water supply.

Secondly, under the influence of domestic market forces, the prices of hop and cotton were falling, thus reducing the operating income GAAT can expect from selling these crops.

Management concluded that the influence of the above changes on our company will be long-term; that it would be difficult to further improve operating revenue and profit levels in the future. To ensure that our company will have good agricultural prospects, after careful consideration, our Chairman, Ye Dong, on or about October 2014 met with the Management of our major shareholder, Gansu Yasheng Salt Chemical Industrial Group at Lanzhou, Gansu and proposed that GAAT transfer its right to manage and operate the seven companies that have the land farming rights over the agricultural properties currently being farmed by GAAT and in exchange receive the long term lease farming rights for the agricultural properties of our sister company, GY. The reason for the proposed Swap is that the agricultural properties of our sister company are rich in water resources and more suitable for farming than GAAT’s properties. Furthermore, the mix of crops grown by our sister company are not as subject to downward price pressures as are GAAT’s hop and cotton crops because they grow premium-value fruit and vegetables which can be sold at higher prices.

On or about January 2015 the Management of Gansu YaSheng Salt Chemical Industrial Group met and considered the proposal by our Chairman. The meeting took place in Lanzhou, Gansu. The Management agreed to review the proposal by our Chairman to exchange GAAT’s existing agricultural properties for those with better water supplies and higher market prices.

Beginning in January 2015 and continuing through the spring and summer of 2015 our management reviewed and identified agricultural properties of our sister company GY, and determined that their farmlands would be appropriate for the Swap due to their better access to water and the fact that the prices for their crops were not declining as some of GAAT’s crops. Thereafter during the period from June through August 2015 our Chinese counsel prepared documents for the Swap and our Chairman had numerous discussions with management of Gansu Yasheng Salt Chemical Industrial Group regarding the implementation of the Swap. Thereafter we procured appraisals of the incoming and outgoing properties and an audit report on the incoming assets and our Board of Directors took action by written consent on August 18, 2015 and approved the Swap. Thereafter from September 23, 2015 through September 25, 2015 our Board members reviewed this Information Statement and took action by consent on September 25, 2015 to approve the filing of this Information Statement.

DESCRIPTION OF FARMLANDS BEING SWAPPED IN

The following describes the farmlands under lease management right contracts held by GY to be swapped in:

INTRODUCTION:

Currently, GY, our sister company, farms 76,557 mu (12,633 acres) of land in Taizhou City, Zhejiang Province, PRC, among which: 24,300 mu (4,010 acres) is a broccoli plantation, 18,000 mu (2,970 acres) is a moso bamboo and bamboo shoot plantation, 25,200 mu (4,158 acres) tangerine plantations, and 9,057 mu (1,495 acres) is waxberry plantation. GY farms these crops under 30 year land management leases. These properties all of which are being swapped in are described as follows:

A. 24,300 mu (4,010 acres) of Broccoli Plantation:

The plantation is located on a coastal plain in Linhai City Zhejiang Province with fertile land and favorable spring and winter weather conditions, ensuring the premium quality and high yield of broccoli. The plantation produces winter and spring broccoli. The broccoli plantation takes up 20% of the total planted area of Taizhou City. The yield of the broccoli plantation is 1600 plants per mu per crop, with an export conformity rate of 62.5%. The plantation harvests 3 crops a year. It yields 7,290 broccoli plants conforming to the exporting standards.

B. 18,000 mu (2,970 acres) of Moso Bamboo & Bamboo Shoot Plantation:

The plantation is located in Huangyan District Taizhou City Zhejiang Province. The yearly yield of commercial production at the plantation of moso bamboo is 45,000 tons. The plantation also yields 2,700 tons of bamboo shoots (100 kilograms of spring bamboo shoots and 50 kilograms of winter bamboo shoots per mu).

C. 25,200 mu (4,158 acres) of Huangyan Tangerine Plantations:

The Huangyan tangerines are grown in two plantations, one consisting of 9,200 MU and another of 16,000 MU located in Huangyan District Taizhou City. Huangyan tangerines are considered premium quality and were formerly served as tribute to ancient emperors. The yearly yield of Huangyan tangerines grown at the plantations is 65,100 tons.

D. 9,057 mu (1,495 acres) of Waxberry Plantation:

The plantation is located at Xianju County Taizhou City Zhejiang Province, being a major waxberry production zone in China with more than 100 varieties grown in the area. Donghuai waxberry is a premium quality fruit. The plantation is at high altitude with a considerable temperature difference between day and night, and the area enjoys abundant sunshine. The waxberries at this plantation contain a high sugar level. The plantation only grows Donghuai waxberry. The yearly yield of waxberries grown at this plantation is 14,500 tons.

General Description of Growing Conditions:

The bamboo, waxberry and Huangyan tangerine plantations are all built on small hills in mountain areas in Taizhou, a city of mild, damp and rainy climate, meeting the plants’ need for water, sunshine and temperatures. Therefore, no investment in irrigation infrastructures is needed. Moreover, the tangerine plantation has a complete irrigation system. The broccoli plantation is built on a coastal plain with complete water, electricity, transportation and irrigation infrastructures.

Detailed Descriptions of the Particular Crops:

Huangyan tangerine: Thin peel (0.11 cm on average), glossy yellow and orange color, small and dense oil sacs, 8-12 segments, shape of kidney, segment clothed with thin membranes, yellow juice pulps, soft and juicy, rich and sweet, smooth, tasty with aroma. Its juice contains citric acid, multivitamins, sugar, amino acid, phosphorus, iron and calcium, etc.

Xianju Dongkui is known for its waxberry production. Dongkui waxberry grown in Xianju has a beautiful color and sweet taste. It has a big shape and a small kernel with shorter maturation period. It becomes ripe and available in the market in early June. Our waxberry is strictly managed. It has characteristics of short maturation period, and high yield. The fruit looks beautiful from the outside. It’s big, juicy and has a unique taste. The average fruit weight is 21grams. The highest record weight is 54grams. Our waxberry abounds in protein, sugar, AHA, calcium, iron, glucose, fructose, citric acid, malic acid and multivitamins. It contains 10.9-14.6% soluble solids, 0.97% titratable acid, 15.23mg vitamins per 100g. Dongkui waxberry is a premium quality fruit.

Broccolis are identical with cauliflowers and cabbages in shape and growth habit. They belong to the cruciferae family, brassica rapa genus, cabbage species. Thanks to superb soils and favorable weather conditions, the broccoli in the plantation contains rich and comprehensive nutrition, including protein, carbohydrate, fat, minerals, vitamin C and carotene. Based on analyses, every 100g fresh broccoli blossoms contain 3.5g-4.5g protein, wide varieties of minerals, calcium, phosphorus, iron, potassium, zinc and manganese. The broccoli grown in our plantation is exported to markets overseas, such as Japan, Korea and Russia.

Bamboo shoots are Chinese traditional cooking materials. They are tasty, crispy and have a long history of being part of peoples’ cuisines in China. They abound in protein, amino acid, fat, sugar, calcium, phosphorus, iron, carotene, vitamin B1 and B2 & C. Every 100g fresh bamboo shoots contain 3.28g protein, 4.47g carbohydrate, 0.9g fiber, 0.13g fat, 22mg calcium, 56mg phosphorus and 0.1mg iron. They contain multivitamins and carotene more than twice as much as in Chinese cabbage. As a healthy vegetable, they contain superior protein, lysine, tryptophan, threonine and phenylalanine that are critical to the human body, glutamic acid that is needed for significant protein metabolism, cystine that sustains protein structuring.

Moso bamboos belong to the grass family, phyllostachys genus, and uniaxial scattered type. They are bamboo plants in the shape of evergreen trees with giant culms as high as 20m or above and as wide as 18cm in diameter. Moso bamboos have tall culms and are evergreen for all seasons. They have beautiful looks and are resistant to frigid winters. The bamboo also has high aesthetic and economic values. They are used in paper making, furniture manufacturing, construction and weaving hand craftsmanship.

Description of Growing Conditions of Crops Being Swapped Out

The crop plantations operated by our wholly-owned subsidiary, GAAT, which are being swapped out are located in Northwest China Gansu Hexi Corrido, 32°11′42°57′ N, 92°13′~108°46′ E. GAAT’s plantations mostly dwelled in Gansu Hexi Corrido of Northwest China, which was a dry climate and lacks rainfall, with an average yearly temperature between 0~14℃. The average yearly temperature of Gansu Hexi Corrido is between 4~9℃, and Qi Lian mountain areas 0~6℃, with an average yearly precipitation of about 300mm. Precipitations vary widely within the area with a difference of 42~760mm. Rainfall decreases from southeast to northwest with huge seasonal differences, mainly concentrating from June to September. Most of the area is a dry desert climate where crops are very susceptible to disastrous weathers like sandstorm, frost and hail. Agricultural operations have relied on melting glaciers and groundwater for irrigation.

However, due to a great deal of land reclamation in recent years, underground water has been over-drawn, resulting in a substantial decrease of underground water level by more than 20m in ten years. Even though the central government of China as well as local governments has been working to launch a series of ecological restoration policies, forbidding the use of wells to conserve farm land, converting farm land into forests and grassland, the area of arable land is shrinking continuously. Additionally glacier water has been diverted by the government to other non-agricultural areas and uses.

Despite these challenges our company has been able to maintain stable revenues and profits in the past few years by using glacier melt water and groundwater, but due to further tightened national ecological restoration policies and continuously worsening farming conditions, our company cannot continue to operate sustainably under these conditions. In order to maintain the company’s future prospects, after extensive research and field work, we decided to swap-in to GAAT, the crops GY, in Southeast China and swap-out GAAT’s low-efficiency agriculture in West China.

The below table sets forth the crops being swapped in and the crops being swapped out:

Crops being swapped in from GY	Crops being swapped out from GAAT
Broccoli	Wheat
Moso bamboo	Dried corn
Bamboo shoot	Onion
Tangerine	Fruits
Waxberry	Pear
Apricot
Liquorice
Barley
Melon seed
Cotton
Hop
Malt
Potato
Medicago
Cumin
Wolfberry
Beet
Pea
Soybean
Flaxseed
Hybrid corn
Egg

Summary of Factors Driving Swap

The Board of Directors believe that the past agricultural business of GAAT, which was located in West China, was heavily influenced by disastrous weathers like sandstorm, frost and hail and could not produce agricultural products with high added value. The past model was unable to develop into an expandable farming operation yielding high value crops. Also, we would have needed to make large investments in protecting agricultural production from natural disasters such as the construction of sand-fixation forests, artificial precipitation and artificial hail removal equipment. The new crops being swapped-in will give a high-efficiency agriculture operation in Southeast China. As a result, the major impact of bad weather conditions of West China will no longer affect our company. While we have been successful in the past by adapting to the conditions, the government’s ecological restoration policies will make it more difficult to support the sustainable development of our company because one of GAAT’s primary water sources will be redirected away from us over a period of years. While we do not see an immediate threat to our operations, in order to support our future growth we believe the Swap is the best strategy.

Moreover, in West China where we currently operate, the average value per mu is about RMB 2,000 while in Southeast China coastal areas, where the farmlands being swapped in are located, the minimum value is RMB 3,600, and can be as high as over RMB 100,000 per mu.

Financial Terms of Swap

The Swap will be a non-currency transaction executed between, GAAT, and, GY, whereby there will be an exchange of GAAT’s farmlands by which we mean GAAT’s right to manage and operate the seven companies which hold land use farming rights currently operated by GAAT, for those managed by GY.

Summary of Lease Management Rights Held by GY)

The crop plantations described above being swapped in were under long-term management lease agreements which entitled our sister company to grow crops on the land and realize any profits from the sale of the crops for periods and for the one-time up-front lease payments made by, GY, to the lessors of the land as summarized in the following table:

Plantation/crop	Expiration Date of Management Lease	Amount of up-front lease payments made by GY to the lessors
1. Tangerine Plantation (9,200 MU)	Dec. 31, 2039	RMB 184,000,000; USD $29,629,629
2. Tangerine Plantation (16,000 MU)	Dec. 31, 2039	RMB 320,000,000; USD $51,297,790
3. Broccoli Plantation (24,000 MU)	Dec. 31, 2039	RMB 240,000,000; USD $58,647,342
4. Moso Bamboo Plantation (13,000 MU)	Dec. 31, 2039	RMB 10,200,000; USD $1,643,512
5. Waxberry Plantation (9057 MU)	Dec. 31, 2039	RMB 180,000,000; USD $28,985,507

In order to implement the swap-in, our parent corporation and, GY, have caused the land lessors of the agricultural properties described above to enter into new lease management agreements directly with GAAT which agreements will be effective upon completion of the Swap. The following is a summary of the lease management agreements which were entered into by GAAT and the land lessors pursuant to which GAAT will be entitled to all the profits earned from farming these properties for the lease term, for no additional payments to the land owner beyond those which GY already paid when it originally was granted the lease management rights:

Plantation Crop	Party From Whom We Are Receiving Lease Management Rights	Expiration of Term of Lease Management Rights
1. Tangerine Plantation (9,200 MU) C	Linhai City Tengfei Fruit & Vegetable Professional Cooperative	12/31/2039
2. Tangerine Plantation (16,000 MU) C	Linhai City Sitian Fruit & Vegetable Professional Cooperative	12/31/2039
3. Broccoli Plantation (24,000 MU) A	Linhai City Sitian Fruit & Vegetable Professional Cooperative	12/31/2039
4. Moso Bamboo Plantation (18,000 MU) B	Taizhou City Huang Yan Hou Ao Asparagus and Bamboo Professional Cooperative	12/31/2039
5. Waxberry Plantation (9,057 MU) B	Xianju County Xiajing Golden Plum Farming and Breeding Professional Cooperative	12/31/2039

Summary of Contract Terms of the Lease Management Rights GAAT Will Acquire Directly Which Are Currently Held by GY:

•	GAAT is entitled to the profits from managing the property and from the crops grown on the property.

•	GAAT may build production and living facilities on the land for purposes of producing the crops and housing any necessary farmhands on the property.

•	GAAT may not use the land for non-agricultural purposes.

•	GAAT may not re-lease the land to a third party or transfer the management rights to a third party.

•	At expiration of the lease management term, GAAT will be required to clean up all ground facilities and installations on the land.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE SWAP

The following is a summary of material U.S. federal income tax consequences to the Company and Company shareholders of the Swap.  This summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

The United States Internal Revenue Service, or the IRS, may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the United States federal income tax consequences of the Swap.

All shareholders are urged to consult their own tax advisors regarding the particular tax consequences to them of the Swap, including the applicability and effect of U.S. federal, state, local, foreign or other tax law and possible changes in tax law.
U.S. Federal Income Tax Consequences to the Company

The Swap consists of an exchange between GAAT and GY of assets used by each in the conduct of an active trade or business outside the United States.  None of the assets received by GAAT in the Swap will be distributed to the Company, and none of the assets received by GY are expected to be distributed to its parent.  Accordingly, the Company is not expected to recognize gain or loss for United States federal income tax purposes as a result of the Swap.

U.S. Federal Income Tax Consequences to Shareholders

For the reasons stated above, shareholders of the Company are not expected to recognize gain or loss for United States federal income tax purposes as a result of the Swap.

CALIFORNIA CORPORATE LAW MATTERS

The following is a summary of the relevant California law statutes applicable to the disposition of all the agricultural assets of our wholly-owned subsidiary, GAAT, in exchange for the agricultural properties being swapped in from our sister company GY:

Action Without Meeting

Under the California Corporations Code section 603, any action which may be taken by shareholders at a meeting may be taken without a meeting and without prior notice if consent in writing setting forth the actions so taken shall be provided by the holders of a majority of the outstanding shares. Pursuant to section 603 (b) (1) of the California Corporations Code, notice of any shareholder approval pursuant to action taken without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by that approval. In this case, consummation of the swap will be effective as of 21 days from the date that this Information Statement is mailed to our shareholders. Please see a copy of section 603 of the Corporations Code of the state of California attached to this information statement for a more complete statement of the provisions of that section.

Transactions with Affiliated Corporations

In the case of the swap transaction, GAAT, will be swapping out the right to manage and control the seven companies who have the land use farming rights of the properties operated by GAAT, GY, and will be swapping in the agricultural properties managed, GY. Accordingly this transaction is governed by Section 310 of the California Corporations Law dealing with transactions with affiliated corporations. California Corporations Code Section 310 provides that no contract or other transaction between the Corporation and one or more of its directors, or between a corporation and any corporation in which one or more of its directors has a material financial interest, in this case, our parent corporation Gansu Yasheng Salt Chemical Industrial Group, by virtue of such interests or affiliation is void or voidable, if the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders and such transaction is approved by the shareholders exclusive of the shares owned by the interested director or if the material facts as to the transaction are fully disclosed and are known to the board and approved by the board without counting the vote of the interested directors or as to any contract or transaction not so approved, if the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable. See a copy of Section 310 attached to this Information Statement for a more complete statement of the provisions of that Section.

Sale or Transfer of all Corporate Assets

California Corporations Code Section 1001 provides that a corporation may sell, convey, exchange, transfer, or otherwise dispose of all or substantially all of its assets when the principal terms are approved by the board of directors and approved by a majority of the outstanding shares. The sale, conveyance, or exchange transfer or other disposition may be made upon those terms and conditions and for that consideration as the board may deem in the best interests of the Corporation. The consideration may be money, securities, or other property. If the acquiring corporation is in control of the disposing corporation, as is the case here, the principal terms of the transaction must be approved by 90% of the voting power of the disposing corporation. In this case, our parent corporation, Gansu Yasheng Salt Chemical Industrial Group, Ltd and indirectly our chairman Ye Dong who owns 83.25% of our shares, Mei Ping Wu, our President, who owns 6.92% of our shares and amounting to a total of 90.17% of our shares have signed consent to action taken without a meeting approving the Swap.

DISSENTERS RIGHTS

No Dissenters' Rights: Pursuant to the California Corporation Code, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Swap. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE SWAP TRANSACTION

Our Chairman, Ye Dong, is the Executive Director of our parent corporation, Gansu Yasheng Salt Chemical Industrial Group. Mr. Dong as a result of his affiliation with our parent corporation may be deemed to control 83.25% of our shares. GY, is wholly-owned by our parent corporation, Gansu Yasheng Salt Chemical Industrial Group. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 800 million shares of common stock authorized with a stated value of $1.00 per share, of which 157,165,783 shares were issued and outstanding. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the California Corporation Code and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 2, 2015, the beneficial ownership of the Company's Common Stock on which date there were 157,165,783 shares outstanding (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 805 Veterans Boulevard, Suite 228, Redwood City, CA 94063.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person has the right to acquire within 60 days after the measurement date, such as pursuant to options, warrants or convertible notes. Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information each of them has given to us, has sole investment and voting power with respect to such beneficial owner's shares, except where community property or similar laws may apply. Investment and voting power with respect to such beneficial owner's shares, except where community property or similar laws may apply.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Total Outstanding	Shares Underlying Convertible Securities (1)	Total	Percent (2)
Directors and Named Executive Officers(3)
Ye Dong (2)	130,842,733	0	130,842,733	83.25%
Mei Ping Wu (4)	10,870,888	0	10,870,888	6.92%
Fu Wang Deng	n/a	0	n/a	n/a	%
Hai Yun Zhuang	n/a	0	n/a	n/a	%
Wang Xitian	n/a	0	n/a	n/a	%
Wei Lefu	n/a	0	n/a	n/a	%
He Shurong	n/a	0	n/a	n/a	%
Yang Shengniu	n/a	0	n/a	n/a	%
Directors and executive officers as a group persons	141,713,621	0	141,713,621	83.25%
5% or more Beneficial Owners
Gansu Yasheng Salt Chemical Industrial Group, Ltd (3)	130,842,733	0	130,842,733	83.25%

(1)	Based on 157,165,783 shares of our common stock outstanding as of Oct. 2, 2015.
(2)	Unless otherwise indicated, the business address of each of our directors and executive offices is Yasheng Mansion, 105 Qin’an Road, Lanzhou, Gansu, China.
(3)	Represents 130,842,733 shares owned by Gansu Yasheng Salt Chemical Industrial Group for which Mr. Dong serves as legal representative and has voting control.
(4)	The address for this beneficial owner is 805 Veterans Blvd., Suite 228, Redwood City, California 94063.

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (202) 942-8088 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

-	The Company's Annual Report on Form 10-K for the year ended December 31, 2014

-	The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2015

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 805 Veterans Boulevard, Suite 228, Redwood City, California 94063, by telephone at (650) 363-8345. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

/S/ Ye Dong Ye Dong Chairman and CEO

_________________, 2015

Schedule 14C Information Statement

INDEX OF EXHIBITS

EXHIBIT 1
Swap Agreement, consisting of Agreement of Assets Replacement Attachment to be signed and dated 21 days after mailing of this Information Statement and Attachment #1, Agreement of Assets Withdrawal, and Attachment #2, Agreement on the Transfer of Management Rights; Form of Agreement for Alteration of Parties to the Entrusted Management Protocol.

EXHIBIT 2	Agreement for the Circulation of Land Contracted Management Right between our wholly-owned subsidiary, Gansu Asia-America Trade Co., Ltd. and:

•	Linhai City Tengfei Fruit & Vegetable Professional Cooperative Tangerine Plantation (9,200 MU)

•	Linhai City Sitian Fruit & Vegetable Professional Cooperative Tangerine Plantation (16,000 MU)

•	Linhai City Sitian Fruit & Vegetable Professional Cooperative Broccoli Plantation (24,000 MU)

•	Taizhou City Huang Yan Hou Ao Asparagus and Bamboo Professional Cooperative Moso Bamboo Plantation (18,000 MU)

•	Xianju County Xiajing Golden Plum Farming and Breeding Professional Cooperative Waxberry Plantation (9,057 MU)

EXHIBIT 3	Financial Statements of Gansu Yasheng Agro-Industrial and Commerce Co., Ltd. for years ended December 31, 2014, 2013 and 2012.

EXHIBIT 4	Report by Beijing Northern Yashi Asset Appraisal Co., Ltd., Sept. 18, 2015 (Incoming Assets); and Appraisal Report by Shou Ming Wang, dated Sept 18, 2015 (Outgoing Assets)

EXHIBIT 5	California Corporate Law Sections 310, 603, 1001

EXHIBIT 1

Exhibit 1, Part 1

Agreement of Assets Replacement Attachment

Place of Signing: Lanzhou China

Party A:	Gansu YaSheng Salt Industrial Group Co., Ltd

Address:	No. 105 Qin An Rd, Chengguan District, Lanzhou City, Gansu Province

Legal Representative: Ye Dong

Party B:	Gansu Asia-America Trade Co., Ltd.

Address:	No. 105 Qin An Rd, Chengguan District, Lanzhou City, Gansu Province

Legal Representative: Haiyun Zhuang

Party C:	Gansu YaShengAgro-Industrial and Commerce(Group) Co., Ltd

Address:	Jiefang Rd, Jinta County, Gansu Province

Legal Representative: Zhiguo Ren

Considering that: YaSheng Group is a US company registered at 805 Veterans Blvd., Suite 228, Redwood City, CA 94063, which reports to The U.S. Securities and Exchange Commission(SEC) in accordance to the Securities Exchange Act of 1934 Article 13 or 15(d). It is a Party A's holding subsidiary.  Party B is YaSheng Group's wholly owned subsidiary operating in China, Party C is Party A's wholly owned subsidiary.

Considering that: In 2010, Party B signed a series of entrusted management with the following seven entities:

Gansu Tiaoshan Agricultural Industrial Commercial GroupCo., Ltd,

Gansu Hongtai Agricultural Technology Co., Ltd.

Gansu Xiaheqing Industrial Co., Ltd.

Gansu Jinta Hengsheng Agricultural Development Co., Ltd.

Gansu Jinta Xingsheng Industrial Co., Ltd.

Gansu Jinta Yongsheng Agricultural Development Company

Gansu Jinta Yuantai Commercial Trading Co., Ltd

Under the lead of Party A, all parties have agreed to the replacement of assets: Party B and C have agreed to a single unified swap transaction whereby Party B shall assign, convey and transfer to Party C all its rights and obligations arising from and in connection with seven long-term lease management rights (the “Management Rights”)  and that Party C shall, in exchange for the receipt of such Management Rights, assign, convey and transfer to Party B all its rights and obligations arising from and in connection with five agricultural lease management rights (the “Lease Management Rights”).  The exchange of the Management Rights and the Lease Management Rights is hereafter referred to as the “Swap”.  The Swap is undertaken to optimize the group's internal structure and to bring it to a significant leap in its business.

Hence, all parties agree to the following:

1.           Party B agrees to transfer all of Party B’s rights and obligations under the Management Rights and transfers all of B’s rights and obligations under the Management Rights to Party C.  Details of the Agreement for the Alteration of Parties Pertaining to the Entrusted Management Protocol can be found in attachment #1.

2.           Party C agrees to accept the assignment of rights and obligations under the Management Rights and, as consideration for and in exchange for the receipt of those Management Rights, Party C agrees to transfer all of Party C’s rights and obligations under the Lease Management Rights to Party B.

3.           Pursuant to the Swap, therefore, Party B will have the management right of the assets of the waxberry plantation, broccoli plantation, honey orange plantation and bamboo plantation, etc.

4.           Pursuant to the Swap, Party B will be swapping out the assets and liabilities as reflected in its most recent balance sheet filed on form  10Q with the U.S. securities and exchange Commission to Party C ,and receiving as part of the Swap, the assets and liabilities of Party C, as reflected on the balance sheet dated Dec 31, 2014 set forth in the information statement under heading ''assets swapped in" to be mailed to its shareholders

5.           Independent asset appraisal agencies have been hired to undergo asset appraisal against inflow and outflow assets before the replacement.  [All parties consent to the result of appraisal and agree that the Management Rights and the Lease Management Rights are of equivalent value.]

6.           The accounted replacement of assets are agreed and authorized by the respective boards of directors of Party C and B.

7.           Effectiveness of the replacement

A.          The base day of the appraisal is 12/31/2014.

B.           Starting from the effective day as described below in Section 13, the assets shall be transferred to the prescribed party unless stated otherwise in other agreements. The assets, liabilities and business consequences shall be held against the new party.

8.           Promises and commitments

A.           All parties promise that all obligations regarding the assets that are the subject of the Swap will have been realized as of the effective day. Furthermore, all parties shall manage their assets to be replaced, liabilities and business in due manner starting from the base day.

B.           All parties promise that the assets to be exchanged of each party will not have new significant liabilities except for those disclosed in financial statements and those small amount of liabilities in the course of normal business after the base day.

C.           All parties promise that, as of the effective day, the assets to be exchanged will not carry pledges, guaranties, liens or security interests of any fashion (except for those disclosed in financial statements).

D.           According to Article 1 of the Guiding Catalog of Foreign Invested Industries (2015 edition), the agricultural assets to be transferred to Party B are organic agricultural produce and fruits, which belong to the industries open to foreign investment without restrictions or prohibitions. Party A and C will make sure the assets to be exchanged are in line with national and industrial standards and specifications.

9.           Responsibilities for the breach of agreement

A.           All parties shall be held accountable for the loss of others provided that the prescribed assets to be exchanged are not placed in full amount, and a penalty of 10% of the net value of the assets to be exchanged will be charged.

B.           The exchange of assets being unable to be approved, registered or filed by the government will be deemed force majeure so that there is no legal accountability against each other.

10.           Agreement Termination:

A.           On occasion of significant change at any time up to the effectiveness date as set forth in Section 13, this agreement may be terminated with the consent of all parties through mutual consultation.

B.           On occasion of force majeure at any time up to the effectiveness date as set forth in Section 13, this agreement may be terminated.

11.           Dispute settlement

On occasion of dispute over matters concerning the acceptance and execution of this agreement, all parties should resort to friendly consultation.  However, if consultation fails, any party may file a law suit to the local court that has the jurisdiction over the place of signing.

12.           Pending issues

All parties may sign supplementary agreements over pending issues.

13.           Effectiveness

This Agreement takes effect upon the signing or stamping by all parties and the receipt by Party B of all five Lease Management Rights and the receipt by Party C of all seven Management Rights that are included as part of the Swap .

14.           This Agreement is signed in six copies. Each party shall keep two copies. Each copy carries equal legal validity.

15.           The attachments are part of the agreement and cannot be used apart. They carry equal legal validity with this agreement.

16.           It is agreed that

Not with standing anything to the contrary in this Agreement, the transfer of the seven Management Rights and the related balance sheet to party C shall not be effective before 21 days after mailing of the information statement describing the Swap to the shareholders of Yasheng Group

The end of agreement main body followed by signature page.

Part A: Gansu YaSheng Salt Chemical Industrial Group Co., Ltd (stamp)

Legal Representative: Ye Dong

Date:

Party B: Gansu Asia-America Trade Co., Ltd

 Legal Representative: Haiyun Zhuang

Date:

Party C: Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd

 Legal Representative: Zhiguo Ren

Date:

Attachment:

I. Form of AGREEMENT FOR THE ALTERATION OF PARTIES PERTAINING TO THE ENTRUSTED MANAGEMENT PROTOCOL

2. Form of AGREEMENT FOR THE ALTERATION OF PARTIES PERTAINING TO THE AGREEMENT OF CIRCULATION OF LAND

AGREEMENT FOR THE ALTERATION OF

PARTIES PERTAINING TO THE ENTRUSTED MANAGEMENT PROTOCOL

DATED: ________, 2015

Party A:	Gansu Yamei Trading Company Ltd.

Address:	Qinan Road No. 81, Lanzhou City, Gansu Province

Legal Representative: Zhuang, Haiyun

Party B:	Gansu Hongtai Agricultural Science and Technology Co., Ltd.

Address:	Camel City Township, Gaotai County Gansu Province

Legal Representative:  Zhou Changfu

Party C:	Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.

Address:	Jiefang Road, Jinta County, Gansu Province

Legal Representative: Zhiguo Ren

1.           Based on the fact that:  (A) Party A and C are companies under Gansu YaSheng Salt Chemical Industrial Group Co., Ltd.; (B) Party A and C have agreed to a singleunified swap transaction whereby Party A shall assign, convey and transfer to Party C all its rights and obligations arising from and in connection with seven long-term lease management rights  and that Party C shall, in exchange for the receipt of such lease management rights, assign, convey and transfer to Party A all its rights and obligations arising from and in connection with five agricultural lease management rights (the “Swap”); and (C) Party A and B entered into the Entrusted Management Protocol on 12/28/2010 (the “Management Agreement”) and the Management Agreement is one of the seven long-term lease management rights held by Party A that is to be assigned, conveyed and transferred to Party C as part of the Swap.  Now, as a component part of the Swap, Party A, B and C have agreed to alter the parties pertaining to the Management Agreement.  Details are as follows:

A.           Party A and B agree to terminate the Management Agreement.

B.           All parties agree to transfer Party A’s rights and obligations to Party C.

C.           Party B and C agree to sign a new Entrusted Management Protocol.

D.           Party B promises that the original rights and obligations will remain unchanged.

E.           Party C is entitled to Party A’ obligations in the Management Agreement.

F.           This Agreement is signed in six copies.  Each party shall keep two copies.

G.           This Agreement takes effect upon the signing or stamping by all parties and the receipt by Party A of all five replacement agricultural lease management rights that are included as part of the Swap .

Date:           __________________________

9057
AGREEMENT FOR THE ALTERATION OF
PARTIES PERTAINING TO THE AGREEMENT OF
CIRCULATION OF LAND CONTRACTED
MANAGEMENT RIGHT FOR 9057 mu PLUM
FARMING

Party A:	Gansu YaSheng Agro-Industrial and Commerce (Group)Co., Ltd

Address:	Jiefang Rd, Jinta County, Gansu Province

Legal Representative: Zhiguo Ren

Party B:	The Xianju County Xiajing Golden Plum Farming & Breeding Professional Cooperative of Zhejiang Province

Address:	Wangzhaoling Village, Guangdu Township, XianjuCounty

Legal Representative: Liufu Zhang

Party C:	Gansu Asia-America Trade Co., Ltd

Address:	No.105 Qin An Rd, Chengguan District, Lanzhou City,Gansu Province

Legal Representative: Haiyun Zhuang

1.           Based on the fact that: Party A and C are companies under Gansu YaSheng Salt Chemical Industrial Group Co., Ltd, and Party A and B entered into the Agreement of Circulation of Rural Land Contracted Management Right on 12/19/2009. Now, Party A, B and C have agreed to alter the parties pertaining to the agreement. Details are as follows:

A.          Party A and B agree to terminate the Agreement of Circulation of Rural Land Contracted Management Right signed into effect on 12/19/2009.

B.          All parties agree to alter the subcontractor in the agreement and transfer Party A’s rights and obligations to Party C: Gansu Asia-America Trade Co., Ltd.

C.          Party B and C agree to sign a new Agreement of Circulation of Rural Land Contracted Management Right.

D.          Party B promises that the original rights and obligations will remain unchanged.

E.          Party C is entitled to Party A’s obligations in the agreement. The balance from the transaction of the circulation of land contracted management right has been paid in full amount as of the signing of this agreement.

F.         This Agreement is signed in six copies. Each party shall keep two copies. This Agreement takes effect from the day of signing or stamping by all parties.

Party A:	Party B:

Party C:

2015 年 09 月 22月 Date: 09/22/2015

Exhibit 1, Part 4

AGREEMENT FOR THE ALTERATION OF

PARTIES PERTAINING TO THE ENTRUSTED MANAGEMENT PROTOCOL

DATED DECEMBER 28, 2010

Party A:	Trading Company Ltd.

Address:	Qinan Road No. 81, Lanzhou City, Gansu Province

Legal Representative:	Zhuang Haiyuh

Party B:	Gansu Hongtai Agricultural Science and Technology Co., Ltd.

Address:	Camel City Township, Gaotai County Gansu Province

Legal Representative:	Zhou Changfu

Party C:	Gansu Agro-Industrial and Commerce (Group) Co., Ltd.

Address:	Jiegang Road, Jinta County Gansu Province

Legal Representative:	Zhiguo Ren

1.           Based on the fact that:  Party A and C are companies under Gansu YaSheng Salt Chemical Industrial Group Co., Ltd. And Party A and B entered into the Entrusted Management Protocol on 12/28/2010 (the “Management Agreement”).  Now, Party A, B and C have agreed to alter the parties pertaining to the agreement.  Details are as follows:

A.           Party A and B agree to terminate the Management Agreement of _________________________________________________.

B.           All parties agree to transfer Party A’s rights and obligations to Party C:  Gansu Asia-America Trade Co., Ltd.

C.           Party B and C agree to sign a new Entrusted Management Protocol.

D.           Party B promises that the original rights and obligations will remain unchanged.

E.           Party C is entitled to Party A’ obligations in the agreement.

F.           This Agreement is signed in six copies.  Each party shall keep two copies.  This Agreement takes effect from the day of signing or stamping by all parties.

Date:           __________________________

EXHIBIT 2

Exhibit 2, Item 1

AGREEMENT FOR THE CIRCULATION OF LAND CONTRACTED MANAGEMENT RIGHT OF THE LINHAI CITY TENGFEI FRUIT & VEGETABLE PROFESSIONAL COOPERATIVE

Party A: The Linhai City Tengfei Fruit & Vegetable Professional Cooperative

Party B: Gansu Asia-America Trade Co., Ltd

In order to safeguard the lawful rights and interests of both parties, on the basis of The Contract Law of the People’s Republic of China, The Law of the People’s Republic of China on Land Contract in Rural Areas, The Measures for the Administration of Circulation of Rural Land Contracted Management Right and all other related laws and regulations, and according to The Contract for the Reclamation of Undeveloped Rural Mountain Areas signed between Party A and the village committee of Chengwai Village Taozhu County Linhai City, both parties agree to conclude this Agreement through mutual consultation and consent. It is each party’s responsibility to observe this Agreement.

Article 1: The Ways of Settlement, Use of Land, Term of Validity and Delivery Specifications Regarding Land Lease

The Conditions of the Land for Lease: Party A shall transfer the land contracted management right over the tangerine plantation with an area of 9200 mu (614 hectares), located in Chengwai Village Taozhu County Linhai City, to Party B for planting economic forestry like fruits. The plantation starts from Taozhu County in the East, Shangjiang Village in the West, and stops at Jiansi Village in the North and Donggua (wax gourd) Mountain in the South.

Use of Land: For the purpose of planting and operating economic forestry like fruits.

Term of Validity: Start from the date of complete assets replacement and official announcement to 12/31/2039 (the length of this term shall not go beyond the remaining contractual life of the land’s contracted management)

Delivery Specifications: The tangerine plantation will be delivered to Party B as is, on the day of lease.

Article 2: Rights and Obligations for Both Parties

For Party A:

1. Monitor and supervise the use of land during Party B’s contracted management, ensuring that the land is legitimately and appropriately used in line with this Agreement.

2. Collect leasing fees receivable from Party B according to this Agreement. Within the term of this Agreement, Party A should not raise the contract cost by any means.

3. Assure the independent operation of Party B, not committing acts that will infringe upon Party B’s lawful rights and interests.

4. Execute all-round cooperation with Party B and provide comprehensive support to them on the development and application of cutting-edge agricultural technologies.

5. Ensure the uninterruptible supply of water and electricity as per this Agreement.

6. Party A must not re-lease the land to a third party after this Agreement takes effect.

For Party B:

1. Lawfully act the land-contracted management right under the land use and term of contract agreed and specified in this Agreement. Within the term of this Agreement, Party B has the right to execute the following to its land contracted management right: leasing, selling shares, subcontracting, etc.

2. Party B is entitled to the profits made from the contracted management of the land and the ownership of any expanded land and purchased asset consistent with this Agreement.

3. Party B may build production and living facilities with functions in line with this Agreement on the contracted land.

4. Enjoy the right to access community facilities.

5. Party B must not use its land contracted management right to commit non-agricultural for-profit activities.

6. Party B must develop the contracted land in view of environmental protection and land conservation.

7. Party B is entitled to the national preferential policies and incentives for agricultural enterprises.

Article 3: The Amount of Leasing Fees and Payment Methods

The original party A has paid in full for the land leasing fees under the agreement of leasing land contracted management right which signed with Gansu Yasheng Agribusiness Co.

Article 4: Liabilities for Breach of Agreement

1. Party B shall pay the full amount of leasing fees to Party A as per Article 3 of this Agreement. Provided that Party B doesn’t pay off the full amount of leasing fees within 3 months after the payment due date, Party B will be deemed to breach the agreement. Under this condition, Party A has the right to withdraw the land contracted management right from Party B within the term of this Agreement.

2. Party B must not use the land for non-agricultural purposes. Under the condition of Party B causing permanent damages to the land as a result of irrational land development and use, Party A has the right to withdraw the land-contracted management right from Party B after relevant national authorities confirm the situation. Consequently, Party B is also liable for land recovery. For the part of land which is unable to recover, Party B shall pay an indemnity to Party A. Party A will not return the amount of leasing fees already paid by Party B.

3. Party A shall hand over the land contracted management right to Party B within the time frame provided in this Agreement. If this will not be fulfilled within 3 months after the due date for land delivery, Party A will be deemed to breach the agreement. Therefore, Party B has the right to dissolve the agreement. Party A will also be liable for any actual loss Party B suffers.

4. In the instance of breach of agreement where Party A interferes with and causes interruption to Party B’s production and operation to the extent that normal production and operational activities are hindered, Party B has the right to dissolve the agreement and claim for refund of the amount of leasing fees already paid to Party A. Party A will also be liable for any actual loss Party B suffers.

Article 5: Agreement Alteration, Dissolution and Termination

1. The validity of this Agreement shall not be subjective to the changes to any party. Nor shall it be altered or dissolved due to merging or demerging of any collective economic organization. This Agreement shall never be terminated at the will of any party, except for instances where this Agreement cannot be executed because the land is devastated by force majeure like natural disasters.

2. As a result of mutual consultation and consent, both parties may sign supplementary agreements to make corrections and supplementations to this Agreement. Wherever supplementary agreements disaccord with this Agreement, the former shall prevail.

3. Upon the expiration of this Agreement, Party A has the right to reclaim the contracted management right of the land. Party B should clean up all ground facilities and installations on the contracted land as per Party A’s request. Party A is entitled to take possession of these facilities and installations at its own request. If Party B intends to continue with the contracted management of the land, it will still need consult with Party A and sign new agreements all over again but with special priorities given on equal conditions.

4. The part of the leasing term which exceeds the national regulated term for household contracted management of land shall be deemed invalid.

5. Within the term of this Agreement, it will be deemed agreement termination if the land is demanded and requisitioned by the government and related agricultural infrastructures. The actual loss of Party B will be identified through mutual consultation. In this instance, neither party will be liable for the breach of agreement.

Article 6: Ways to Settle Contractual Disputes

1. In a matter of dispute, both parties should resort to mutual consultations as the way of settlement. If the dispute cannot be settled, either party can file a lawsuit to Party B’s local courts that have the jurisdiction over the matter.

2. Over the period of litigation, this leasing agreement shall continue to be in execution.

Article 7: This Agreement is signed in three copies. Each party shall keep one copy and the original contract issuer shall file one copy. The validity of the agreement start from the date of both parties signing or stamping, completion of assets replacement and official announcement.

Party A (stamp): The Linhai City Tengfei Fruit & Vegetable Professional Cooperative
Party A Representative (signature):

Party B (signature): Gansu Asia-America Trade Co., Ltd

Party B Representative (signature):

Date: 12/21/2009

Exhibit 2, Item 2

AGREEMENT FOR THE CIRCULATION OF LAND CONTRACTED MANAGEMENT RIGHT OF THE LINHAI CITY SITIAN FRUIT & VEGETABLE PROFESSIONAL COOPERATIVE

Party A: The Linhai City Sitian Fruit & Vegetable Professional Cooperative

Party B: Gansu Asia-America Trade Co., Ltd

In order to safeguard the lawful rights and interests of both parties, on the basis of The Contract Law of the People’s Republic of China, The Law of the People’s Republic of China on Land Contract in Rural Areas, The Measures for the Administration of Circulation of Rural Land Contracted Management Right and all other related laws and regulations, and according to The Contract for the Reclamation of Undeveloped Rural Mountain Areas signed between Party A and the village committee of Chengwai Village Taozhu County Linhai City, both parties agree to conclude this Agreement through mutual consultation and consent. It is each party’s responsibility to observe this Agreement.

Article 1: The Ways of Settlement, Use of Land, Term of Validity and Delivery Specifications Regarding Land Lease

The Conditions of the Land for Lease: Party A shall transfer the land contracted management right over the orange plantation with an area of 16000 mu (1067 hectares), located in Chengwai Village Taozhu County Linhai City, to Party B for planting economic forestry like tangerines. The plantation starts from Taozhu County in the East, Dongtou Village in the West, and stops at Jiansi Village in the North and Wukeng Village in the South.

Use of Land: For the purpose of planting and operating economic forestry like tangerines.

Term of Validity: Start from the date of complete assets replacement and official announcement to 12/31/2039 (the length of this term shall not go beyond the remaining contractual life of the land’s contracted management)

Delivery Specifications: The orange plantation will be delivered to Party B as is, on the day of lease.

Article 2: Rights and Obligations for Both Parties

For Party A:

1. Monitor and supervise the use of land during Party B’s contracted management, ensuring that the land is legitimately and appropriately used in line with this Agreement.

2. Collect leasing fees receivable from Party B according to this Agreement. Within the term of this Agreement, Party A should not raise the contract cost by any means.

3. Assure the independent operation of Party B, not committing acts that will infringe upon Party B’s lawful rights and interests.

4. Execute all-round cooperation with Party B and provide comprehensive support to them on the development and application of cutting-edge agricultural technologies.

             5. Ensure the uninterruptible supply of water and electricity as per this Agreement.

6. Party A must not re-lease the land to a third party after this Agreement takes effect.

For Party B:

1. Lawfully act the land contracted management right under the land use and term of contract agreed and specified in this Agreement. Within the term of this Agreement, Party B has the right to execute the following to its land contracted management right: leasing, selling shares, subcontracting, etc.

2. Party B is entitled to the profits made from the contracted management of the land and the ownership of any expanded land and purchased asset consistent with this Agreement.

3. Party B may build production and living facilities with functions in line with this Agreement on the contracted land.

4. Enjoy the right to access community facilities.

5. Party B must not use its land contracted management right to commit non-agricultural for-profit activities.

6. Party B must develop the contracted land in view of environmental protection and land conservation.

             7. Party B is entitled to the national preferential policies and incentives for agricultural enterprises.

Article 3: The Amount of Leasing Fees and Payment Methods

The original party A has paid in full for the land leasing fees under the agreement of leasing land contracted management right which signed with Gansu Yasheng Agribusiness Co.

Article 4: Liabilities for Breach of Agreement

1. Party B shall pay the full amount of leasing fees to Party A as per Article 3 of this Agreement. Provided that Party B doesn’t pay off the full amount of leasing fees within 3 months after the payment due date, Party B will be deemed to breach the agreement. Under this condition, Party A has the right to withdraw the land contracted management right from Party B within the term of this Agreement.

2. Party B must not use the land for non-agricultural purposes. Under the condition of Party B causing permanent damages to the land as a result of irrational land development and use, Party A has the right to withdraw the land contracted management right from Party B after relevant national authorities confirm the situation. Consequently, Party B is also liable for land recovery. For the part of land which is unable to recover, Party B shall pay an indemnity to Party A. Party A will not return the amount of leasing fees already paid by Party B.

3. Party A shall hand over the land contracted management right to Party B within the time frame provided in this Agreement. If this will not be fulfilled within 3 months after the due date for land delivery, Party A will be deemed to breach the agreement. Therefore, Party B has the right to dissolve the agreement. Party A will also be liable for any actual loss Party B suffers.

4. In the instance of breach of agreement where Party A interferes with and causes interruption to Party B’s production and operation to the extent that normal production and operational activities are hindered, Party B has the right to dissolve the agreement and claim for refund of the amount of leasing fees already paid to Party A. Party A will also be liable for any actual loss Party B suffers.

Article 5: Agreement Alteration, Dissolution and Termination

1. The validity of this Agreement shall not be subjective to the changes to any party. Nor shall it be altered or dissolved due to merging or demerging of any collective economic organization. This Agreement shall never be terminated at the will of any party, except for instances where this Agreement cannot be executed because the land is devastated by force majeure like natural disasters.

2. As a result of mutual consultation and consent, both parties may sign supplementary agreements to make corrections and supplementations to this Agreement. Wherever supplementary agreements disaccord with this Agreement, the former shall prevail.

3. Upon the expiration of this Agreement, Party A has the right to reclaim the contracted management right of the land. Party B should clean up all ground facilities and installations on the contracted land as per Party A’s request. Party A is entitled to take possession of these facilities and installations at its own request. If Party B intends to continue with the contracted management of the land, it will still need consult with Party A and sign new agreements all over again but with special priorities given on equal conditions.

4. The part of the leasing term which exceeds the national regulated term for household contracted management of land shall be deemed invalid.

5. Within the term of this Agreement, it will be deemed agreement termination if the land is demanded and requisitioned by the government and related agricultural infrastructures. The actual loss of Party B will be identified through mutual consultation. In this instance, neither party will be liable for the breach of agreement.

Article 6: Ways to Settle Contractual Disputes

1. In a matter of dispute, both parties should resort to mutual consultations as the way of settlement. If the dispute cannot be settled, either party can file a lawsuit to Party B’s local courts that have the jurisdiction over the matter.

2. Over the period of litigation, this leasing agreement shall continue to be in execution.

Article 7: This Agreement is signed in three copies. Each party shall keep one copy and the original contract issuer shall file one copy. The validity of the agreement start from the date of both parties signing or stamping, completion of assets replacement and official announcement.

Party A (stamp): The Linhai City Sitian Fruit & Vegetable Professional Cooperative

Party A Representative (signature):

Party B (signature): Gansu Asia-America Trade Co., Ltd

Party B Representative (signature):

Date:

Exhibit 2, Item 3

AGREEMENT FOR THE CIRCULATION OF LAND CONTRACTED MANAGEMENT RIGHT OF THE LINHAI CITY SITIAN FRUIT & VEGETABLE PROFESSIONAL COOPERATIVE

Party A: The Linhai City Sitian Fruit & Vegetable Professional Cooperative

Party B: Gansu Asia-America Trade Co., Ltd

In order to safeguard the lawful rights and interests of both parties, on the basis of The Contract Law of the People’s Republic of China, The Law of the People’s Republic of China on Land Contract in Rural Areas, The Measures for the Administration of Circulation of Rural Land Contracted Management Right and all other related laws and regulations, and according to The Contract for the Reclamation of Undeveloped Rural Mountain Areas signed between Party A and the village committees (Tao Zhu County) of Chengwai Village, Chengli Village and Fu Rong Village, both parties agree to conclude this Agreement through mutual consultation and consent. It is each party’s responsibility to observe this Agreement.

Article 1: The Ways of Settlement, Use of Land, Term of Validity and Delivery Specifications Regarding Land Lease

The Conditions of the Land for Lease: Party A shall transfer the land contracted management right over the broccoli plantation with an area of 24000 mu (1600 hectares), located throughout villages of Tao Zhu County (Fu Rong Village: 9500 mu (634 hectares), Chengli Village: 9200 mu (614 hectares), Chengwai Village: 5300 mu (354 hectares)), to Party B for planting vegetables like broccoli. The broccoli plantation starts from Haiti in the East, Qian Tang Village in the West, and stops at Hou Tang Village in the North, Xiang Zhuang Village in the South.

Use of Land: For the purpose of planting vegetables like broccoli

Term of Validity: Start from the date of complete assets replacement and official announcement to 12/31/2039 (the length of this term shall not go beyond the remaining contractual life of the land’s contracted management)

            Delivery Specifications: The broccoli plantation will be delivered to Party B as is, on the day of lease.

Article 2: Rights and Obligations for Both Parties

For Party A:

1. Monitor and supervise the use of land during Party B’s contracted management, ensuring that the land is legitimately and appropriately used in line with this Agreement.

2. Collect leasing fees receivable from Party B according to this Agreement. Within the term of this Agreement, Party A should not raise the contract cost by any means.

3. Assure the independent operation of Party B, not committing acts that will infringe upon Party B’s lawful rights and interests.

4. Execute all-round cooperation with Party B and provide comprehensive support to them on the development and application of cutting-edge agricultural technologies.

5. Ensure the uninterruptible supply of water and electricity as per this Agreement.

6. Party A must not re-lease the land to a third party after this Agreement takes effect.

For Party B:

1. Lawfully act the land contracted management right under the land use and term of contract agreed and specified in this Agreement. Within the term of this Agreement, Party B has the right to execute the following to its land contracted management right: leasing, selling shares, subcontracting, etc.

2. Party B is entitled to the profits made from the contracted management of the land and the ownership of any expanded land and purchased asset consistent with this Agreement.

3. Party B may build production and living facilities with functions in line with this Agreement on the contracted land.

4. Enjoy the right to access community facilities.

5. Party B must not use its land contracted management right to commit non-agricultural for-profit activities.

6. Party B must develop the contracted land in view of environmental protection and land conservation.

7. Party B is entitled to the national preferential policies and incentives for agricultural enterprises.

Article 3: The Amount of Leasing Fees and Payment Methods

The original party A has paid in full for the land leasing fees under the agreement of leasing land contracted management right which signed with Gansu Yasheng Agribusiness Co.

Article 4: Liabilities for Breach of Agreement

1. Party B shall pay the full amount of leasing fees to Party A as per Article 3 of this Agreement. Provided that Party B doesn’t pay off the full amount of leasing fees within 3 months after the payment due date, Party B will be deemed to breach the agreement. Under this condition, Party A has the right to withdraw the land contracted management right from Party B within the term of this Agreement.

2. Party B must not use the land for non-agricultural purposes. Under the condition of Party B causing permanent damages to the land as a result of irrational land development and use, Party A has the right to withdraw the land contracted management right from Party B after relevant national authorities confirm the situation. Consequently, Party B is also liable for land recovery. For the part of land which is unable to recover, Party B shall pay an indemnity to Party A. Party A will not return the amount of leasing fees already paid by Party B.

3. Party A shall hand over the land contracted management right to Party B within the time frame provided in this Agreement. If this will not be fulfilled within 3 months after the due date for land delivery, Party A will be deemed to breach the agreement. Therefore, Party B has the right to dissolve the agreement. Party A will also be liable for any actual loss Party B suffers.

4. In the instance of breach of agreement where Party A interferes with and causes interruption to Party B’s production and operation to the extent that normal production and operational activities are hindered, Party B has the right to dissolve the agreement and claim for refund of the amount of leasing fees already paid to Party A. Party A will also be liable for any actual loss Party B suffers.

Article 5: Agreement Alteration, Dissolution and Termination

1. The validity of this Agreement shall not be subjective to the changes to any party. Nor shall it be altered or dissolved due to merging or demerging of any collective economic organization. This Agreement shall never be terminated at the will of any party, except for instances where this Agreement cannot be executed because the land is devastated by force majeure like natural disasters.

2. As a result of mutual consultation and consent, both parties may sign supplementary agreements to make corrections and supplementations to this Agreement. Wherever supplementary agreements disaccord with this Agreement, the former shall prevail.

3. Upon the expiration of this Agreement, Party A has the right to reclaim the contracted management right of the land. Party B should clean up all ground facilities and installations on the contracted land as per Party A’s request. Party A is entitled to take possession of these facilities and installations at its own request. If Party B intends to continue with the contracted management of the land, it will still need consult with Party A and sign new agreements all over again but with special priorities given on equal conditions.

4. The part of the leasing term which exceeds the national regulated term for household contracted management of land shall be deemed invalid.

5. Within the term of this Agreement, it will be deemed agreement termination if the land is demanded and requisitioned by the government and related agricultural infrastructures. The actual loss of Party B will be identified through mutual consultation. In this instance, neither party will be liable for the breach of agreement.

Article 6: Ways to Settle Contractual Disputes

1. In a matter of dispute, both parties should resort to mutual consultations as the way of settlement. If the dispute cannot be settled, either party can file a lawsuit to Party B’s local courts that have the jurisdiction over the matter.

2. Over the period of litigation, this leasing agreement shall continue to be in execution.

Article 7: This Agreement is signed in three copies. Each party shall keep one copy and the original contract issuer shall file one copy. The validity of the agreement start from the date of both parties signing or stamping, completion of assets replacement and official announcement.

Party A (stamp): The Linhai City Sitian Fruit & Vegetable Professional Cooperative
Party A Representative (signature):

Party B (signature): Gansu Asia-America Trade Co., Ltd

Party B Representative (signature):

Date: 07/15/2015

Exhibit 2, Item 4

AGREEMENT FOR THE CIRCULATION OF LAND CONTRACTED MANAGEMENT RIGHT OF THE TAIZHOU CITY HUANG YAN HOU AO ASPARAGUS & BAMBOO PROFESSIONAL COOPERATIVE

Party A: The Taizhou City Huang Yan Hou Ao Asparagus & Bamboo Professional Cooperative

Party B: Gansu Asia-America Trade Co., Ltd

In order to safeguard the lawful rights and interests of both parties, on the basis of The Contract Law of the People’s Republic of China, The Law of the People’s Republic of China on Land Contract in Rural Areas, The Measures for the Administration of Circulation of Rural Land Contracted Management Right and all other related laws and regulations, and according to The Agreement For The Circulation Of Rural Land Contracted Management Right signed between Party A and village committees (Yu Tou County) of Hou Ao Village, Qian Ao Village, Liang Shu Shan Village and Zhou Jia Liao Village, both parties agree to conclude this Agreement through mutual consultation and consent. It is each party’s responsibility to observe this Agreement.

Article 1: The Ways of Settlement, Use of Land, Term of Validity and Delivery Specifications Regarding Land Lease

The Conditions of the Land for Lease: Party A shall transfer the land contracted management right over the moso bamboo hill with an area of 18000 mu (1200 hectares), located throughout Hou Ao Village, Qian Ao Village, Liang Shu Shan Village and Zhou Jia Liao Village of Yu Tou County Huang Yan District Tan Zhou City, to Party B for operation. 5000 mu (334 hectares) of the land is in Hou Ao Village, starting from Qian Ao Village in the East, Xian Ju Village in the West, and stopping at Zhou Jia Liao Village in the North, Bai Shi Village in the South. 5500 mu (367 hectares) is in Qian Ao Village, starting from Qian Ao Village in the East, Qian Keng Tou Village in the West, and stopping at Liang Shu Shan Village in the North, Zi Lin Shan Village in the South. 3000 mu (200 hectares) is in Liang Shu Shan Village, starting from Qian Ao Village in the East, Liang Shan Village in the West, and stopping at Liang Shu Shan Village in the North, Qian Ao Village in the South. 4500 mu (300 hectares) is in Zhou Jia Liao Village, starting from Yang Keng Village in the East, Huang Ku Zhu in the West, and stopping at Shan Tou in the North, Hou Ao Village in the South.

Use of Land: For the purpose of planting and operating economic forestry like moso bamboos.

Term of Validity: Start from the date of complete assets replacement and official announcement to 12/31/2039 (the length of this term shall not go beyond the remaining contractual life of the land’s contracted management)

Delivery Specifications: The bamboo plantation will be delivered to Party B as is, on the day of lease.

Article 2: Rights and Obligations for Both Parties

For Party A:

1. Monitor and supervise the use of land during Party B’s contracted management, ensuring that the land is legitimately and appropriately used in line with this Agreement.

2. Collect leasing fees receivable from Party B according to this Agreement. Within the term of this Agreement, Party A should not raise the contract cost by any means.

3. Assure the independent operation of Party B, not committing acts that will infringe upon Party B’s lawful rights and interests.

4. Execute all-round cooperation with Party B and provide comprehensive support to them on the development and application of cutting-edge agricultural technologies.

5. Ensure the uninterruptible supply of water and electricity as per this Agreement.

6. Party A must not re-lease the land to a third party after this Agreement takes effect.

For Party B:

1. Lawfully act the land contracted management right under the land use and term of contract agreed and specified in this Agreement. Within the term of this Agreement, Party B has the right to execute the following to its land contracted management right: leasing, selling shares, subcontracting, etc.

2. Party B is entitled to the profits made from the contracted management of the land and the ownership of any expanded land and purchased asset consistent with this Agreement.

3. Party B may build production and living facilities with functions in line with this Agreement on the contracted land.

4. Enjoy the right to access community facilities.

5. Party B must not use its land contracted management right to commit non-agricultural for-profit activities.

6. Party B must develop the contracted land in view of environmental protection and land conservation.

7. Party B is entitled to the national preferential policies and incentives for agricultural enterprises.

Article 3: The Amount of Leasing Fees and Payment Methods

The original party A has paid in full for the land leasing fees under the agreement of leasing land contracted management right which signed with Gansu Yasheng Agribusiness Co.

Article 4: Liabilities for Breach of Agreement

1. Party B shall pay the full amount of leasing fees to Party A as per Article 3 of this Agreement. Provided that Party B doesn’t pay off the full amount of leasing fees within 3 months after the payment due date, Party B will be deemed to breach the agreement. Under this condition, Party A has the right to withdraw the land contracted management right from Party B within the term of this Agreement.

2. Party B must not use the land for non-agricultural purposes. Under the condition of Party B causing permanent damages to the land as a result of irrational land development and use, Party A has the right to withdraw the land contracted management right from Party B after relevant national authorities confirm the situation. Consequently, Party B is also liable for land recovery. For the part of land which is unable to recover, Party B shall pay an indemnity to Party A. Party A will not return the amount of leasing fees already paid by Party B.

3. Party A shall hand over the land contracted management right to Party B within the time frame provided in this Agreement. If this will not be fulfilled within 3 months after the due date for land delivery, Party A will be deemed to breach the agreement. Therefore, Party B has the right to dissolve the agreement. Party A will also be liable for any actual loss Party B suffers.

4. In the instance of breach of agreement where Party A interferes with and causes interruption to Party B’s production and operation to the extent that normal production and operational activities are hindered, Party B has the right to dissolve the agreement and claim for refund of the amount of leasing fees already paid to Party A. Party A will also be liable for any actual loss Party B suffers.

Article 5: Agreement Alteration, Dissolution and Termination

1. The validity of this Agreement shall not be subjective to the changes to any party. Nor shall it be altered or dissolved due to merging or demerging of any collective economic organization. This Agreement shall never be terminated at the will of any party, except for instances where this Agreement cannot be executed because the land is devastated by force majeure like natural disasters.

2. As a result of mutual consultation and consent, both parties may sign supplementary agreements to make corrections and supplementations to this Agreement. Wherever supplementary agreements disaccord with this Agreement, the former shall prevail.

3. Upon the expiration of this Agreement, Party A has the right to reclaim the contracted management right of the land. Party B should clean up all ground facilities and installations on the contracted land as per Party A’s request. Party A is entitled to take possession of these facilities and installations at its own request. If Party B intends to continue with the contracted management of the land, it will still need consult with Party A and sign new agreements all over again but with special priorities given on equal conditions.

4. The part of the leasing term which exceeds the national regulated term for household contracted management of land shall be deemed invalid.

5. Within the term of this Agreement, it will be deemed agreement termination if the land is demanded and requisitioned by the government and related agricultural infrastructures. The actual loss of Party B will be identified through mutual consultation. In this instance, neither party will be liable for the breach of agreement.

Article 6: Ways to Settle Contractual Disputes

1. In a matter of dispute, both parties should resort to mutual consultations as the way of settlement. If the dispute cannot be settled, either party can file a lawsuit to Party B’s local courts that have the jurisdiction over the matter.

2. Over the period of litigation, this leasing agreement shall continue to be in execution.

Article 7: This Agreement is signed in three copies. Each party shall keep one copy and the original contract issuer shall file one copy. The validity of the agreement start from the date of both parties signing or stamping, completion of assets replacement and official announcement.

Party A (stamp): THE TAIZHOU CITY HUANG YAN HOU AO ASPARAGUS & BAMBOO PROFESSIONAL COOPERATIVE
Party A Representative (signature):

Party B (signature): Gansu Asia-America Trade Co., Ltd

Party B Representative (signature):

Date: 07/12/2015

Exhibit 2, Item 5

AGREEMENT FOR THE CIRCULATION OF LAND CONTRACTED MANAGEMENT RIGHT OF THE XIANJU COUNTY XIAJING GOLDEN PLUM FARMING & BREEDING PROFESSIONAL COOPERATIVE

Party A: The Xianju County Xiajing Golden Plum Farming & Breeding Professional Cooperative

Party B: Gansu Asia-America Trade Co., Ltd

In order to safeguard the lawful rights and interests of both parties, on the basis of The Contract Law of the People’s Republic of China, The Law of the People’s Republic of China on Land Contract in Rural Areas, The Measures for the Administration of Circulation of Rural Land Contracted Management Right and all other related laws and regulations, and according to The Agreement For The Circulation of Rural Land Contracted Management Right signed between Party A and the village committee of Dalei Village Guangdu Township Xianju County, both parties agree to conclude this Agreement through mutual consultation and consent. It is each party’s responsibility to observe this Agreement.

Article 1: The Ways of Settlement, Use of Land, Term of Validity and Delivery Specifications Regarding Land Lease

The Ways of Settlement: Party A shall lease the land under its contracted management to Party B through subcontracting.

The Conditions of the Land for Lease: Party A shall transfer the land contracted management right over the waxberry plantation with an area of 9057 mu (603.8 hectares), located in Dalei Village Guangdu Township Xianju County, to Party B for planting fruits like waxberries. This plantation starts from Xikeng Village in the East, Yaotou Village in the West, and stops at Tang’ao Village in the North and Houliao Village in the South.

Use of Land: For the purpose of planting fruits like waxberries.

Term of Validity: Effective from the date of complete assets replacement and official announcement to 12/31/2039 (the length of this term shall not go beyond the remaining contractual life of the land’s contracted management)

Delivery Specifications: The waxberry plantation will be delivered to Party B as is, on the day of lease.

Article 2: Rights and Obligations for Both Parties

For Party A:

1. Monitor and supervise the use of land during Party B’s contracted management, ensuring that the land is legitimately and appropriately used in line with this Agreement.

2. Collect leasing fees receivable from Party B according to this Agreement. Within the term of this Agreement, Party A should not raise the contract cost by any means.

3. Assure the independent operation of Party B, not committing acts that will infringe upon Party B’s lawful rights and interests.

4. Execute all-round cooperation with Party B and provide comprehensive support to them on the development and application of cutting-edge agricultural technologies.

5. Ensure the uninterruptible supply of water and electricity as per this Agreement.

6. Party A must not re-lease the land to a third party after this Agreement takes effect.

For Party B:

1. Lawfully act the land contracted management right under the land use and term of contract agreed and specified in this Agreement. Within the term of this Agreement, Party B has the right to execute the following to its land contracted management right: leasing, selling shares, subcontracting, etc.

2. Party B is entitled to the profits made from the contracted management of the land and the ownership of any expanded land and purchased asset consistent with this Agreement.

3. Party B may build production and living facilities with functions in line with this Agreement on the contracted land.

4. Enjoy the right to access community facilities.

5. Party B must not use its land contracted management right to commit non-agricultural for-profit activities.

6. Party B must develop the contracted land in view of environmental protection and land conservation.

7. Party B is entitled to the national preferential policies and incentives for agricultural enterprises.

Article 3: The Amount of Leasing Fees and Payment Methods

The original party A has paid in full for the land leasing fees under the agreement of leasing land contracted management right which signed with Gansu Yasheng Agribusiness Co.

Article 4: Liabilities for Breach of Agreement

1. Party B shall pay the full amount of leasing fees to Party A as per Article 3 of this Agreement. Provided that Party B doesn’t pay off the full amount of leasing fees within 3 months after the payment due date, Party B will be deemed to breach the agreement. Under this condition, Party A has the right to withdraw the land contracted management right from Party B within the term of this Agreement.

2. Party B must not use the land for non-agricultural purposes. Under the condition of Party B causing permanent damages to the land as a result of irrational land development and use, Party A has the right to withdraw the land contracted management right from Party B after relevant national authorities confirm the situation. Consequently, Party B is also liable for land recovery. For the part of land which is unable to recover, Party B shall pay an indemnity to Party A. Party A will not return the amount of leasing fees already paid by Party B.

3. Party A shall hand over the land contracted management right to Party B within the time frame provided in this Agreement. If this will not be fulfilled within 3 months after the due date for land delivery, Party A will be deemed to breach the agreement. Therefore, Party B has the right to dissolve the agreement. Party A will also be liable for any actual loss Party B suffers.

4. In the instance of breach of agreement where Party A interferes with and causes interruption to Party B’s production and operation to the extent that normal production and operational activities are hindered, Party B has the right to dissolve the agreement and claim for refund of the amount of leasing fees already paid to Party A. Party A will also be liable for any actual loss Party B suffers.

Article 5: Agreement Alteration, Dissolution and Termination

1. The validity of this Agreement shall not be subjective to the changes to any party. Nor shall it be altered or dissolved due to merging or demerging of any collective economic organization. This Agreement shall never be terminated at the will of any party, except for instances where this Agreement cannot be executed because the land is devastated by force majeure like natural disasters.

2. As a result of mutual consultation and consent, both parties may sign supplementary agreements to make corrections and supplementations to this Agreement. Wherever supplementary agreements disaccord with this Agreement, the former shall prevail.

3. Upon the expiration of this Agreement, Party A has the right to reclaim the contracted management right of the land. Party B should clean up all ground facilities and installations on the contracted land as per Party A’s request. Party A is entitled to take possession of these facilities and installations at its own request. If Party B intends to continue with the contracted management of the land, it will still need consult with Party A and sign new agreements all over again but with special priorities given on equal conditions.

4. The part of the leasing term which exceeds the national regulated term for household contracted management of land shall be deemed invalid.

5. Within the term of this Agreement, it will be deemed agreement termination if the land is demanded and requisitioned by the government and related agricultural infrastructures. The actual loss of Party B will be identified through mutual consultation. In this instance, neither party will be liable for the breach of agreement.

Article 6: Ways to Settle Contractual Disputes

1. In a matter of dispute, both parties should resort to mutual consultations as the way of settlement. If the dispute cannot be settled, either party can file a lawsuit to Party B’s local courts that have the jurisdiction over the matter.

2. Over the period of litigation, this leasing agreement shall continue to be in execution.

Article 7: This Agreement is signed in three copies. Each party shall keep one copy and the original contract issuer shall file one copy. The validity of the agreement start from the date of both parties signing or stamping, completion of assets replacement and official announcement.

Party A (stamp):

The Xianju County Xiajing Golden Plum Farming & Breeding Professional Cooperative

Party A Representative (signature):

Party B (signature): Gansu Asia-America Trade Co., Ltd

Party B Representative (signature): _____________

Signing Location:  Luqiao District, Taizhou City

Date: 07/11/2015

EXHIBIT 3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Gansu Yasheng AGRO-INDUSTRIAL & COMMERCE GROUP Co. Ltd company,

We have audited the accompanying consolidated balance sheets of Yasheng AGRO-INDUSTRIAL & COMMERCE GROUP Co. Ltd Company (the Company”) as of December 31, 2014, 2013 and 2012, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Gansu Yasheng AGRO-INDUSTRIAL & COMMERCE GROUP Co. Ltd as of December 31, 2014, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Gansu Hongxin Certified Public Accountants Co., Ltd.

Lanzhou, China

Balance Sheet
	$	$	$
	December 31, 2014	December 31, 2013	December 31, 2012
Current assets
Cash and cash equivalent	1,482,866.49	1,627,458.65	1,695,472.15
Accounts receivable	911,732.31	793,337.21	789,059.46
Inventories	1,327,592.45	1,398,435.26	1,472,710.25
Prepayments	3,002,941.66	2,349,882.73	2,495,425.98
Deferred income tax assets other
Total Current Assets	6,725,132.91	6,169,113.85	6,452,667.84

Non-current assets
Long-term investments
Property, plant, and equipment	10,849,479.63	9,634,761.91	7,942,054.39
Construction in progress	30,993,174.95	25,232,914.03	17,981,355.34
Intangible assets	2,405,809,200.85	2,335,606,045.70	2,197,557,811.15
Deferred income tax assets
Total Assets	2,454,376,988.34	2,376,642,835.48	2,229,933,888.72

Current Liabilities
Accounts payable	18,415.46	-	-
Accrued employee compensation and benefits	63,072.13	45,707.16	42,626.82
Current maturities of long-term debt
Other current liabilities	23,940.10	12,687.10	14,434.01

Long-term Liabilities
long-term debt
Obligations under capital leases
Deferred income tax liabilities
Total Liabilities	105,427.68	58,394.27	57,060.84

Stockholder’s equity
Paid in on capital stock Common	2,758,620.69	2,768,620.12	2,685,546.10
Additional paid-in capital	263,135,806.50	264,089,619.31	256,165,460.19
Other comprehensive income
Retained earnings	2,188,377,133.46	2,109,726,201.78	1,971,025,821.60
Total stockholders’ equity	2,454,271,560.65	2,376,584,441.21	2,229,876,827.89
Total Equity & Liabilities	2,454,376,988.34	2,376,642,835.48	2,229,933,888.72

Statements of Income
	2014	2013	2012

Sales revenue	190,536,897.98	179,885,898.08	173,021,275.25
Cost of goods sold	41,432,360.78	35,276,635.02	34,623,710.61
Gross profit	149,104,537.21	144,609,263.06	138,397,564.64
General and administrative expense	9,282,831.93	9,295,490.70	9,103,371.56
Income from operations	139,821,705.27	135,313,772.36	129,294,193.08

Interest revenue	254,110.75	184,198.02	116,882.62
Other income (loss), net	84,916,192.13	76,520,518.96	66,522,575.21
Income from continuing operations before income tax	224,992,008.16	212,018,489.34	195,933,650.90
Income tax
Income from continuing operations	224,992,008.16	212,018,489.34	195,933,650.90
Discontinued operations
Net income	224,992,008.16	212,018,489.34	195,933,650.90

Statements of Cash Flow
		$
	2014	2013
Cash flows from operating activities:
Net income	224,992,008.16	212,018,489.34
Depreciation, amortization, and other	9,009,644.84	9,024,313.74
(Gains) losses on investments and other, net	-84,916,192.13	-76,520,518.96
Accounts receivable	-119,356.62	19,817.80
Inventories	64,759.15	117,968.15
Accounts payable	-247,294.52	526,060.45
Net cash provided by operating activities	148,783,568.87	145,186,130.52

Cash flows from investing activities:
Purchases of investments
Proceeds from sales of investments
Proceeds from maturities of investments
Purchase of property,plant and equipment	8,590,178.57	9,622,549.85

Proceeds from sales of property and equipment
Other
Net cash used in investing activities	-8,590,178.57	-9,622,549.85

Cash flows from financing activities:
Issuances of common stock
Issuances of debt
Repayments of debt
Dividends paid	139,821,705.27	135,313,772.36
Other
Net cash used in financing activities	-139,821,705.27	-135,313,772.36

Effect of exchange rate changes on cash	-516,277.20	-317,821.81

Net increase (decrease) in cash and cash equivalents	-144,592.16	-68,013.50
Cash and cash equivalents, beginning of period	1,627,458.65	1,695,472.15
Cash and cash equivalents, end of period	1,482,866.49	1,627,458.65

Statement of Stockholders’ Equity
				$
	Common Stock	Additional paid-in capital	Retained Earnings	Total
Balance as of December 31 2012	2,685,546.10	256,165,460.19	1,971,025,821.60	2,229,876,827.88
Net income			76,520,518.96	76,520,518.96
Foreign currency translation	83,074.02	7,924,159.13	62,179,861.23	70,187,094.38

Balance as of December 31 2013	2,768,620.12	264,089,619.31	2,109,726,201.78	2,376,584,441.21
Net income			84,916,192.13	84,916,192.13
Foreign currency translation	-9,999.43	-953,812.81	-6,265,260.45	-7,229,072.69

Balance as of December 31 2014	2,758,620.69	263,135,806.50	2,188,377,133.46	2,454,271,560.65

Gansu Yasheng AGRO-INDUSTRIAL & COMMERCE GROUP Co. Ltd
Notes to Financial Statement

1.           Organization and nature of operations

Gansu Yasheng AGRO-INDUSTRIAL & COMMERCE GROUP Co. Ltd (“The Company”) was set on 5th March 1998 in China. The paid in capital is RMB 16,880,000 yuan, 100% hold by Gansu YaSheng Salt Industrial Group, Ltd. The main business of the Company including, Agricultural technology development, new product development, and processing, agricultural sideline products (excluding food wholesale), chemical products and raw materials (excluding dangerous goods) sales; livestock products sales; chemical fertilizer, agricultural film, agricultural machinery, and oil sales. Planting and selling of agricultural and forestry fruits and vegetables.

2.           Summary of significant accounting policies

(a)           Accounting standards

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

(b)           Fiscal year

The Company’s fiscal year ends on the 31st of December of each calendar year.

(c)           Use of estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(d)           Revenue recognition

We mainly sell products. We recognize revenue when title and risk of loss are transferred to our customers. This generally happens upon delivery of our product.

(e)           Shipping and handling costs

The Company records outward freight, purchasing and receiving costs in selling expenses; inspection costs and warehousing costs are recorded as general and administrative expenses.

(f)           Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits held by banks, and securities with maturities of three months or less. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents are composed primarily of investments in money market accounts stated at cost, which approximates fair value.

(g)           Inventories

Inventories are recorded using the weighted average method and are valued at the lower of cost or market.

(h)           Accounts receivable, net

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company’s best estimate of the amounts that will not be collected. In addition to reviewing delinquent accounts receivable, the Company considers many factors in estimating its general allowance, including aging analysis, historical bad debt records, customer credit analysis and any specific known troubled accounts.

(i)           Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is calculated on a straight-line basis over the life of the asset or the term of the lease, whichever is shorter. Major renewals and betterments are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to property and equipment used in production is reported in cost of sales. Property and equipment are depreciated over their estimated useful lives as follows:

Types of PPE	Depreciation period	Residual rate(%)
Buildings and improvements	30	1
Machinery and equipment	5	3
Transportation	10	3
Office equipment and others	5	3

Long-term assets of the Company are reviewed annually to assess whether the carrying value has become impaired, according to the guidelines established in Statement of Accounting Standards (SFAS) No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." The Company also evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. No impairment of assets was recorded in the periods reported.

(j)           Intangible assets

Intangible assets consist of 20 years use right of Fruit vegetable franchise base and are recorded at cost. The cost of fruit vegetable franchise base use right was amortized over 20 years using the straight-line method.

(k)           Impairment of long-lived assets

The carrying amounts of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

(l)           Investments

Investments consist primarily of less than 20% equity positions in non-marketable securities and are recorded at lower of cost or market.

(m)           Foreign currency translation

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Gains and losses resulting from foreign currency translation are recorded in a separate component of shareholders’ equity. Foreign currency translation adjustments are included in accumulated other comprehensive income in the statements of shareholders’ equity for the years presented.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

(n)           Income taxes

As a state-owned agricultural enterprise, the Company and all of its agricultural subsidiaries are exempted from enterprise income taxes with approval from the Gansu Provincial Bureau of Local Taxation.

(o)           Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company's business.

(p)           Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. Accumulated other comprehensive income, as presented on the accompanying consolidated balance sheets, consists of mainly the cumulative foreign currency translation adjustment.

(q)           Recently Issued Accounting Standards

Recently Adopted Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance enhancing disclosure requirements about the nature of an entity’s right to offset and related arrangements associated with its financial instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. In January 2013, the FASB clarified that the scope of this guidance applies to derivatives, repurchase agreements, and securities lending arrangements that are either offset or subject to an enforceable master netting arrangement, or similar agreements. We have adopted this new guidance.

In February 2013, the FASB issued guidance on disclosure requirements for items reclassified out of accumulated other comprehensive income (“AOCI”). This new guidance requires entities to present (either on the face of the income statement or in the notes to financial statements) the effects on the line items of the income statement for amounts reclassified out of AOCI. We have adopted this new guidance.

In September 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on testing goodwill for impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of are porting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. We adopted this new guidance.

Recent accounting guidance not yet adopted

In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon de-recognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning December 31, 2014.We do not anticipate material impacts on our financial statements upon adoption.

(r)           Fair Value of Financial Instruments

 The carrying amounts of accounts receivable, accounts payable, other liabilities, and short-term borrowings approximate their fair value due to the short-term maturity of these instruments. Long term debt approximates fair value as its interest rates approximates market interest rates

3.           Accounts receivable

Accounts receivable are recognized and carried at original invoice amount outstanding less an allowance for doubtful accounts. The activity in the Accounts Receivable was as follows:

December 31st	Gross Balance at end of year($)	Allowance for doubtful accounts	Net Balance at end of year($)
2012	789,059.46	0	789,059.46
2013	793,337.21	0	793,337.21
2014	911,732.31	0	911,732.31

4.           Inventories

The major classes of inventory: raw materials, packaging materials, products in process, finished goods, stocks, low-value consumable goods, materials in transit as well as others. The following is a breakdown of the major categories of inventories.

Breakdown of Inventories
			$
	December 31, 2014	December 31, 2013	December 31, 2012
Chemical fertilizer	434,238.26	436,976.23	481,704.40
Agricultural Medicine	244,230.66	253,389.52	270,927.27
Biological drugs	236,171.58	218,602.70	261,987.26
Farm tools	270,661.62	346,308.78	300,247.37
Low value consumable	142,290.33	143,158.03	157,843.95
Total for the year	1,327,592.45	1,398,435.26	1,472,710.25

5.           Property, plant and equipment & depreciation

The major classes of property, plant and equipment include building and improvements, machinery and equipment, transportation facilities, agricultural facilities, etc. They are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The following is a breakdown of fixed assets and accumulated depreciation by fiscal year.

	December 31, 2014	December 31, 2013	December 31, 2012
Buildings and improvements	6,902,663.98	6,927,684.71	4,991,239.08
Machinery and equipment	2,136,385.45	1,532,774.85	1,459,740.67
Transportation	2,580,528.71	1,508,276.61	1,411,555.24
Others	137,142.69	137,639.81	130,324.74
Total	11,756,720.83	10,106,375.98	7,992,859.72
Accumulated Depreciation	907,241.20	471,614.07	50,805.33
Total	10,849,479.63	9,634,761.91	7,942,054.39

The breakdown of construction in progress as below,

	December 31,2014	December 31,2013	December 31,2012
Revetment	6,573,844.81	5,579,653.35	4,135,711.73
Ditch	9,092,092.80	7,907,490.59	5,754,033.71
Road	6,714,507.58	5,581,772.91	4,135,711.73
Breakwall	8,612,729.76	6,163,997.17	3,955,898.17
Total	30,993,174.95	25,232,914.03	17,981,355.34

6.           Intangible assets

The intangible asset main is the 20 years use right of Fruit vegetable franchise base. The movement of the use right value as below,

$	December 31,2014	December 31,2013	December 31,2012
Gross	152,614,379.08	153,114,754.10	148,489,666.14
Accumulated Amortization	38,153,594.77	30,622,950.82	22,273,449.92
Change of fair value	2,290,955,310.46	2,211,927,295.08	2,069,769,415.26
Fair value of Intangible Asset	2,405,416,094.77	2,334,419,098.36	2,195,985,631.48

The original cost of Fruit vegetable franchise base use right is $152 million; the fair value test at the end of 2013 is $2334 million, and $2405 million at the end of 2014. The changes of fair value had been recorded into the current period profit and loss.

The cost of Fruit and vegetable base franchise use right is amortized over 20 years, start from April 1, 2010. By the end of 2014, the accumulated amortization is $38 million, the annual amortization amount is $7.5 million. At end of 2014, the amortized cost of the Fruit and vegetable base franchise use right is $114 million.

6.           China contribution plan

The Company participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company’s subsidiaries to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

7.           Profit appropriation

Pursuant to the laws applicable to China’s Enterprises, the Company must make appropriations from its after-tax profit to non-distributable reserve funds as determined by the Board of Directors. These reserve funds include a (i) general reserve, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The general reserve fund requires annual appropriations of 10% of after-tax profit (as determined under PRC GAAP) until these reserves equal 50% of the amount of paid-in capital; the other fund appropriations are at the Company’s discretion.

8.           Concentration of risks

The operations of the Company are substantially located in the PRC and accordingly, investing in the shares of the Company is subject to among others, the PRC’s political, economic and legal risks.

9.           Income taxes

The Company and all of its agricultural subsidiaries are exempt from income taxes in the PRC.

11.           Employee benefit plans

The Company provides the following benefits for all employees:

A.           Employee Welfare Fund: An amount equal to 14% of payroll is set aside by the Company for standard employee benefits. This fund is managed and controlled by the Company. All required payments current.

B.           Open Policy Pension: The Company pays to national and community insurance agents an amount equal to 20% of payroll. This insurance continues to cover the employee subsequent to retirement.

C.           Unemployment Insurance: The Company pays to the national employment administrative entities an amount equal to 1% of payroll. Any dismissed employee thereby receives a specified amount of family-support funds for a designated period.

D.           Housing Surplus Reserve: The Company pays to the national housing fund administrative entities an amount equal to 10% of payroll for deposit into the employees' future housing allowance accounts. The aforesaid items are for employee's benefits and should be accounted for as the Company's expenses.

E.           China contribution plan.

The Company’s subsidiaries in China participate in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company’s subsidiaries to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

14.           Segment information

The segments which are presented in the tables below.

	2014	2013
Revenue
Bamboo	10,423,704.28	10,172,447.20
Orange	90,510,858.03	83,997,000.58
Red bayberry	45,591,139.85	42,701,530.71
Broccoli	44,011,195.82	43,014,919.59
Total	190,536,897.98	179,885,898.08
Cost
Bamboo	3,135,797.70	3,147,645.81
Orange	17,291,033.68	14,445,173.42
Red bayberry	9,423,635.76	6,484,435.82
Broccoli	11,581,893.64	11,199,379.97
Total	41,432,360.78	35,276,635.02

15.           General and Administration expense

The breakdown of general and administration expense as below. The Fruit vegetable franchise base had not been put into use, so its amortization cost was recorded into administration expense.

	2014	2013
Salaries	752,800.85	750,752.54
Social insurance	94,736.42	92,688.69
Entertainment expense	172,554.85	172,935.04
Office expenses	28,166.63	26,917.20
Travel expenses	179,630.25	183,197.44
Communication fee	4,741.14	4,787.38
Depreciation	430,464.42	412,718.28
Amortization	7,512,144.90	7,540,528.32
Traffic expense	4,675.91	6,308.25
Others	102,916.56	104,657.56
Total	9,282,831.93	9,295,490.70

16.           Other income

The initial cost for management right of forestry, fruit and vegetable base is 1.6 billion RMB.

As a result of valuation method measurement, for the end of 2012, the fair value of management right for forestry, fruit and vegetable base is 66,522,575.21US; for the end of 2013, the fair value of management right for forestry, fruit and vegetable base is 76,520,518.96US; for the end of 2014, the fair value of management right for forestry, fruit and vegetable base is 84,916,192.13US.

The measure results are approved by company and recorded into the profits and losses on the changes in fair value of the current period.

The miscellaneous revenues are the changes in fair value of management right of forestry, fruit and vegetable base.

17.           Operating leases

The Company has no operating leases for the periods shown.

18.           Subsequent Events and new Subsidiaries

None.

EXHIBIT 4

Exhibit 4, Part 1

Consultation Paper on

The Value of Rural Land Contracted Management Right

Specified by

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.

Beijing Northern Yashi Asset Appraisal Co, Ltd. 2015

Consultation #:016

The Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd.

09/18/2015

Contents

Declaration

Abstract

1. The Client

2. Purpose of Consultation

3. Object & Scope of Consultation

4. Value Type

5. Base Date of Consultation

6. The Foundation for Consultation

7. Consultation Method

8. The Procedure of Consultation

9. Consultation Assumption

10. Consultation Comment

11. Restrictions on the Use of Consultation Paper

12. Base Date of Consultation

Attachment

Declaration:

1. This consultation paper is completed through asset consultation and appraisal which works in accordance to relating laws and regulations, relevant asset appraisal principles, the accounting system for business enterprises and the principles of independence, objectivity and impartiality. Based on the data collected in the process of asset consultation and appraisal, the contents stated in this consultation paper are objective reflections of facts, and we have the final right to interpret the comments made in this consultation paper.

2. The asset inventory of the object of consultation is reported and confirmed with stamp or signature by the client and appraisee (or equity holder). The client and all relevant parties should be held accountable for the truthfulness, legality and completeness of the provided documents, and for the appropriateness of the use of this consultation paper.

3. There is no existing or expected interest between us and the object of consultation, or with relevant parties. Nor do we hold bias against them.

4. We have performed on-site investigations over the object of consultation and the assets involved. Also, we have attached great significance to the legal ownership of these assets and have faithfully disclosed issues that have been found. We have also requested that the client and all relevant parties complete their property rights so as to meet the requirements for this report.

5. The analyses, judgements and comments in this consultation paper are subjective to its assumptions and restricting conditions. One should give careful consideration to these assumptions, restricting conditions, notes, remarks and their impacts to the consultation comments when using this report.

Consultation Paper on

The Value of Rural Land Contracted Management Right

Specified by

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.

Beijing Northern Yashi Asset Appraisal Co, Ltd. 2015

Consultation #:016

The Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd.

09/18/2015

Contents

Declaration

Abstract

1. The Client

2. Purpose of Consultation

3. Object & Scope of Consultation

4. Value Type

5. Base Date of Consultation

6. The Foundation for Consultation

7. Consultation Method

8. The Procedure of Consultation

9. Consultation Assumption

10. Consultation Comment

11. Restrictions on the Use of Consultation Paper

12. Base Date of Consultation

Attachment

Declaration:

1. This consultation paper is completed through asset consultation and appraisal which works in accordance to relating laws and regulations, relevant asset appraisal principles, the accounting system for business enterprises and the principles of independence, objectivity and impartiality. Based on the data collected in the process of asset consultation and appraisal, the contents stated in this consultation paper are objective reflections of facts, and we have the final right to interpret the comments made in this consultation paper.

2. The asset inventory of the object of consultation is reported and confirmed with stamp or signature by the client and appraisee (or equity holder). The client and all relevant parties should be held accountable for the truthfulness, legality and completeness of the provided documents, and for the appropriateness of the use of this consultation paper.

3. There is no existing or expected interest between us and the object of consultation, or with relevant parties. Nor do we hold bias against them.

4. We have performed on-site investigations over the object of consultation and the assets involved. Also, we have attached great significance to the legal ownership of these assets and have faithfully disclosed issues that have been found. We have also requested that the client and all relevant parties complete their property rights so as to meet the requirements for this report.

5. The analyses, judgements and comments in this consultation paper are subjective to its assumptions and restricting conditions. One should give careful consideration to these assumptions, restricting conditions, notes, remarks and their impacts to the consultation comments when using this report.

Consultation Paper on

The Value of Rural Land Contracted Management Right

Specified by

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.

Beijing Northern Yashi Asset Appraisal Co, Ltd.

2015 Consultation #:016

Abstract:

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.: Commissioned by your company, the Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd. has appraised the value of contracted management right (the value on 12/31/2014) of the rural land appointed by your company in accordance to relating national laws and regulations, asset appraisal principles, the accounting system for business enterprises, the principles of objectivity, independence, impartiality and scientificity, and the profit method for the asset appraisal of forest resources. The calculation result of the asset fair value is provided as follows:

1. The Purpose of Consultation:
To provide consultation and comments over the fair value of land contracted management right of the object of consultation (value on the base date of consultation); to offer the client a reference to the fair value of the object of consultation.

2. The Object and Scope of Consultation:
The object of consultation: The values of contracted management rights of 5 pieces of land appointed by the client.

The scope of consultation:
A. The land contracted management right of the moso bamboo plantation
(18,000 mu) located at Yutou Village Huangyan District Taizhou City.

B. The land contracted management right of the waxberry plantation
(9,057 mu) located at Guangdu Township Xianju County Taizhou City.

C. The land contracted management right of the orange plantation
(16,000 mu) located at Chengwai Village Taozhu County Linhai City.

D. The land contracted management right of the broccoli plantation
(24,000 mu) located at Taozhu County Linhai City.

E. The land contracted management right of the tangerine plantation
(9,200 mu) located at Taozhu County Linhai City.

3. Type of Value:
Based on the purpose of consultation, the type of value for the object of consultation is fair value.

4. Base date of Consultation:
The base date is settled by the client on 12/31/2014.

5. Consultation Method:
The consultation comments in this report are based on the profit method for the asset appraisal of forest resources.

6. Consultation Comments:
Based on calculations, consultation comments are concluded as follows: On the base date of consultation, which was 12/31/2014, the consulted assets commissioned by the client were worth RMB 14,721,146,500 on the condition that they would continue to be used. Details can be found in the below table:

Summary Table on the Value of Consulted Assets

Name of Project	Appraised Value	Appraised Value
	RMB 10,000	10 Thousands US
A. The land contracted management right of the moso bamboo plantation (18,000 mu) located at Yutou Village Huangyan District Taizhou City.	61,345.94	9,618.52
B. The land contracted management right of the waxberry plantation (9,057 mu) located at Guangdu Township Xianju County Taizhou City.	424,974.24	66,632.31
C. The land contracted management right of the orange plantation (16,000 mu) located at Chengwai Village Taozhu County Linhai City.	453,520.58	71,108.14
D. The land contracted management right of the broccoli plantation (24,000 mu) located at Taozhu County Linhai City.	281,906.77	44,200.56
E. The land contracted management right of the tangerine plantation (9,200 mu) located at Taozhu County Linhai City.	250,367.11	39,255.41
Total	1,472,114.65	230,814.95

These details are only abstracts. Please refer to the report if you are interested in getting to know more about the consultation and understanding the comments in this report.

Consultation Paper on

The Value of Rural Land Contracted Management Right

Specified by

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.

Beijing Northern Yashi Asset Appraisal Co, Ltd.

2015 Consultation #:016

Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.: Commissioned by your company, the Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd. has appraised the value of contracted management right (the value on 12/31/2014) of the rural land appointed by your company in accordance to relating national laws and regulations, asset appraisal principles, the accounting system for business enterprises, the principles of objectivity, independence, impartiality and scientificity, and the profit method for the asset appraisal of forest resources. The calculation result of the asset value is provided as follows:

1. Client:

Overview of the Client:
Company Name: Gansu YaSheng Agro-Industrial and Commerce (Group) Co., Ltd.
Business Address: No.65 Jinta Township Jinta County Gansu Province
Legal Representative: Zhiguo Ren
Registered Capital: RMB 16,880,000
Nature of Business: State-owned
Scope of Business: The production, processing and sale of anhydrous sodium sulfate and sodium sulfide; buying and selling of chemical products (not including hazardous chemical products) permitted by national policies, and animal products; internal supply of fertilizers, agricultural films, machinery and lubricants; breeding and selling fruits and vegetables
Date of Incorporation: 03/05/1998

2. The Purpose of Consultation:
To provide consultation and comments over the fair value of land contracted management right of the object of consultation (value on the base date of consultation); to offer the client a reference to the fair value of the object of consultation.

3. The Object and Scope of Consultation:
The object of consultation: The contracted management rights of 5 pieces of land appointed by the client.

The scope of consultation:
A. The land contracted management right of the moso bamboo plantation
(18,000 mu) located at Yutou Village Huangyan District Taizhou City.
B. The land contracted management right of the waxberry plantation
(9,057 mu) located at Guangdu Township Xianju County Taizhou City.
C. The land contracted management right of the orange plantation
(16,000 mu) located at Chengwai Village Taozhu County Linhai City.
D. The land contracted management right of the broccoli plantation
(24,000 mu) located at Taozhu County Linhai City.
E. The land contracted management right of the tangerine plantation
(9,200 mu) located at Taozhu County Linhai City.

The contracted management right of the aforementioned properties is held by Kai Liu.

4. Type of Value:
Based on the purpose of consultation, the type of value for the object of consultation is fair value.

5. Base date of Consultation:
The base date is settled by the client on 12/31/2014.

6. The Foundation for Consultation:
The works cited in this report and the national and department-level laws and regulations this asset valuation consultation complies with mainly include:

A. Laws and Regulations:
a. Land Administration Law of the People’s Republic of China (adopted at the 11th Meeting of the Standing Committee of the Tenth National People’s Congress on August 28th, 2004)

b. Property Law of the People’s Republic of China (adopted at the 5th Meeting of the Tenth National People’s Congress on March 16th, 2007)

c. The Law of the People’s Republic of China on Land Contract in Rural Areas (adopted at the 29th Meeting of the Standing Committee of the Ninth National People’s Congress on August 29th, 2002)

d. Accounting System for Business Enterprises Article 39: Calculation of Fair Value (Accounting & Financing 2014 Doc #: 6)

B. Appraisal Principle:
a. Code for Asset Appraisal: Basic Principles (The Ministry of Finance Financing & Enterprise 2004 Doc#: 20)

b. Code for the Work Ethics of Asset Appraisal Industry: Basic Principles (The Ministry of Finance Financing & Enterprise 2004 Doc#: 20)

c. A Guideline to Certified Public Valuer Regarding the Issue of Appraisee’s Legal Ownership (Accounting Association 2003 Doc #: 18)

d. Code for Asset Appraisal: Appraisal Procedure (China Value Appraisal Association 2007 Doc #: 189)

e. Code for Asset Appraisal: Worksheet (China Value Appraisal Association 2007 Doc #: 189)

f. A Guideline to Appraising Organizations Regarding Quality Control (China Value Appraisal Association 2010 Doc #: 214)

g. Code for Asset Appraisal: Appraisal Reporting (China Value Appraisal Association 2011 Doc #: 230)

h. Code for Asset Appraisal: Business Agreement (China Value Appraisal Association 2011 Doc #: 230)

i. A Guideline to Appraisals for the Purpose of Financial Reporting (Draft) (China Value Appraisal Association 2007 Doc #: 169)

j. Code for Asset Appraisal: Forest Resources (China Value Appraisal Association 2012 Doc #: 245)

k. Rules on Rural Land Valuation (TD/T1006-2003)

C. Legal Ownership:
a. Agreement for the circulation of land contracted management right b. Any other proof of property right

D. Valuation:
a. History data provided by the client regarding the past business operation

b. Enterprise Performance Evaluation Standards (issued by the State Council at the State-Owned Assets Supervision and Administration Commission of the State Council)

c. Other data related to asset appraisal recorded and gathered by asset valuers in the course of on-site inspection

d. Other documents related to this asset appraisal consultation

E. Other References:
a. The asset inventory and consultation reporting form provided by the client

b. The inspection materials provided by the client

c. Market-related data pertinent to this asset appraisal consultation

F. Consultation Method:

1. Brief introduction on the theoretical foundation for appraising land contracted management right:
a. According to the Real Right Law of the People’s Republic of China, the contracted management right of rural land is a usufruct right. The contracted management right of rural land refers to the right of contractor to occupy, use, make profits from and take disciplinary measures against the legally contracted rural land.

b. The nature of the value of farmers’ land contracted management right explained from the perspectives of the land rent theory, the land price theory and the location theory.
(1) The land rent theory:

Based on the cause and conditions, land rent can be divided into differential land rent and absolute land rent.

As an essential means of production, lands vary widely in different locations in terms of fertility, geographical advantage, etc. Differential land rent refers to the excess profit for land owner due to the difference of productivity for making the same investment on lands of an equal area but with different conditions.

Absolute land rent refers to the rent collected regardless of the type of land for lease by right of the owner’s monopoly over these lands. It’s the surplus from a higher produce market price over the production cost rather than the part of average profit.

(2) The land price theory:

This land price doesn’t refer to the purchasing price of land. It’s the price for land lease. Therefore, this land price is a capitalized form of land lease.

(3) The location theory:

The location theory applies economics to the practices of economic activities and organization optimization. The productivity and availability of land are determined by location because the cost and satisfaction level of economic activities on one land may differ from another, which brings about deferential land profit, and consequently results in differential land rent.

2. Principles for appraising land contracted management right:
a. The principle of projected profit:
The appraisal of land contracted management right should base itself on the future projected profit of the appraisee.

b. The principle of substitution:
The appraisal of land contracted management right should base itself on the market price of the land nearby or with similar functions and conditions. The final appraisal should not deviate considerably from the normal market price of the substitutable land.

c. The principle of utmost land utilization:
The appraisal of land contracted management right should base itself on the prerequisite of utmost land utilization.

The utmost use of land and maximal profit must be realized within the frame of laws and regulations.

The principle of the rational and effective use of farm land is to make full use of land effectiveness according to the pre-set development model and create good economic values not at the cost of land quality and the environment.

d. The principle of supply and demand:
Land appraisal should base itself on the fact that land price is determined by the market’s supply and demand, and give full consideration to any peculiar case of supply and demand, and the regional difference of the land market.

e. The principle of price change:
It means that land price should be appraised in consideration of its influencing factors and changing patterns.

f. The principle of contribution:
The total land profit is attributed to the combined action of all kinds of factors like land, ground attachment, etc. And the total profit of farm land comes from the joint action of farm land and all kinds of investment.

3. Appraisal and the selection of proper techniques:

a. The selection of proper techniques:
According to the Accounting System for Business Enterprises Article 39: Fair Value Calculation, an enterprise should adopt the appraisal technique that is applicable to the most current situation and has enough data to support it when calculating the fair value of its assets and liabilities.

The primary appraisal techniques to calculate the fair value of an enterprise’s assets and liabilities include the market-based approach, the profit method and the cost approach.

The market-based approach conducts appraisals by referring to same or similar prices of assets, liabilities or asset-liability combinations in the market, and also other related market data.

The profit method coverts future projected values into single current values.

The cost approach is an appraisal technique that reflects the required amount of money to replace related assets’ current ability to serve (generally referred to as current replacement cost).

Given the following considerations, this appraisal consultation adopts the profit method:

(1) Enough usable data and supporting information are accessible for predicting future profits.

(2) The appraisal result will best reflect the actual fair value.

(3) The risks for asset owner in the pursuit for projected profit are predictable and measurable by currency.

(4) The number of years making profit from the appraised asset is predictable.

b. Basic procedures for the profit method:
The profit method is adopted for the purpose of evaluation and appraisal, in the following steps:
(1) Search and verify the data pertinent to the appraisee’s projected profit, including business prospect, financial situation, market trend, operating risk, etc.

(2) Analyze and calculate the appraisee’s projected profit for future operation periods.

(3) Determine the discount rate or the capitalization rate.

(4) Convert the appraisee’s projected profit to the current value using the discount rate or the capitalization rate.

(5) Analyze and confirm the appraisal result.

c. Essential parameters of the profit method:
The profit method involves many economic and technical parameters, of which the amount of profit, the discount rate and the profit period are the most important.

(1) The amount of profit:

Its features are: a. it refers to the projected profit of asset; b. the amount of profit used in asset appraisal is the objective net profit of asset, i.e. income minus relevant cost.

(2) The discount rate or the capitalization rate:

It is also called the reduction rate in land valuation. By nature, the discount rate is a kind of projected rate of return for investment. The discount rate is constituted by non-risk rate of return and risk rate of return.

(3) Profit period:

The profit period refers to the span of time in which assets continue to make profits. It is calculated based on the usefulness of asset, related laws, regulations and contracts, etc.

d. The profit method for the asset appraisal of forest resources:

(1) The profit method for the asset appraisal of forest resources converts future yearly profits from the appraised forestry asset to current values by a certain discount rate and then calculates the appraised value of the forestry asset using cumulative summation.
P: appraised value of forestry asset

At: annual revenue of the t year

Ct: operating cost of forestry management in the t year

N: operation period

r: the discount rate

(2) To determine the operation period: The operation period is determined by contract.

(3) To determine the discount rate: The discount rate is determined according to the regulations regarding land reduction rate stipulated in the Rules on Rural Land Valuation

The calculation method is called the security interest — risk modifier method, that is the discount rate = security interest + risk modifier. Security interest may use the real-time one-year national debt interest rate or the one-year fixed deposit annual interest rate. Whereas, risk modifier is determined by the extent of impact from disastrous weather conditions faced by agricultural production and from the appraisee’s regional socioeconomic development and the market condition of farm land.

When choosing the reduction rate of farm land capitalization, the following factors need to be considered: a. natural and economic factors that risk the normal level of net profit; b. the impact of the farm land’s relative salability in the local market on the land’s investment liquidity; c. competitions between the mortgage and bank loan interest rate and the return rate of other investments.

The security interest rate is set at 3.25% based on the one-year deposit interest rate on the base date of consultation.

Based on the net profit return rate of local-level farming, forestry, animal husbandry and fishery industries recorded in the Enterprise Performance Evaluation Criteria as well as the net profit return rate of these industries in East China, the risk modifier is set at 4.75% and the discount rate at 8%.

G. The Process of Consultation:
Our consultants performed the consultation with the client in regards to the value of its land contracted management right from 02/10/2015 to 03/28/2015. Details of this consultation are provided as follows:

1. Commission received:
On 02/10/2015, our company reached an agreement with the client on the purpose, object, scope and base date of consultation as well as the rights and obligations of each party. We both agreed and drew up a time table for the consultation after discussion.

2. Preparations:
After receiving commission from the client, we contrived a work statement, formed work units, laid detailed goals and arranged for suitable consulting specialists based on the purpose and object of consultation and the overall pre-set time table.

3. On-site investigation:
From 03/02/2014 to 03/20/2014, our consulting specialists carried out necessary inspections and verifications to the involved assets of the object of consultation, and performed legal due diligence to the assets’ operating conditions.

a. Asset verification:
(1) Asset inspection: Consulting specialists were sent to instruct the company’s accounting and asset management personnel on the asset inspection. Upon its completion, the Asset Appraisal Consultation Reporting Form was filled up and asset-related documents like property right certificate, economic and technical files were collected.

(2) Document verification: The completeness of the Asset Appraisal Consultation Reporting Form filled out by the company was checked and reporting errors were brought to the company for correction so that reporting information was ensured to match the company records.

(3) On-site examination: Based on the verified Asset Appraisal Consultation Reporting Form, consulting specialists carried out on-site examinations to the company accompanied by company personnel from the relevant departments, getting to know the locations of consulted assets, biological assets, etc.

(4) Made corrections and supplements to the Asset Appraisal Consultation Reporting Form based on the previous on-site examinations in an attempt to ensure the truthfulness of reporting information.

(5) Verified property right certification documents: Examined, collected and verified agreements for the circulation of land contracted management right.

b. Legal due diligence:

Considering that the object of this consultation was the value of rural land contracted management right, a well-targeted inspection method was adopted. Combined with the detailed situation of the asset of economic forestry resources, the legal due diligence covered:
(1) Natural geographical conditions of the forestry resources;
(2) Relating socioeconomic conditions;
(3) Verification of asset details, like crown density, age group, average DBH, average height, the number of plant per unit area of land, normal yield of each plant, etc.
(4) Inspection on the revenue and cost history;
(5) Technical specifications of standardized production issued by the local agricultural administration department and agro-technology department;
(6) Market research including the market trends of previous years, domestic and overseas orders, differential sale prices, etc.
(7) Research into the current development and future prospects of the industry;
(8) Inspection and verification of the projected yield, revenue, cost and net profit specified by the business prediction in the years after the base date;
(9) Other relating information and materials.

4. Gathering data:
Based on this consultation project, consulting specialists gathered relating documents from independent sources like the market, relevant parties like the client and property right owners, governmental agencies, professional organizations and other related entities, and performed necessary analyses, summaries and clean-ups for the collected documents so as to lay the foundation for asset appraisal.

5. Asset valuation:
Based on the profit method for the asset appraisal of forest resources, the net profit from land contracted management right was discounted and then the fair value of land contracted management right was calculated.

6. Internal inspection:
a. The project manager submitted the appraisal result and the sorted working papers to our internal inspection department for a three-round checking.

b. Our project team made adjustments and corrections to the issues appearing in the consultation paper and the consultation specification table based on the comments of inspection.

c. Finally, the consultation paper was delivered after the last inspection.

H. Consultation Assumptions:
The assumptions adopted by the evaluation and appraisal in this consultation paper are provided as follows:

1. General assumptions:
a. The usufruct right of the asset owner’s contracted management right of rural land is complete after the base date of consultation;

b. The business will be operated in the original production pattern after the base date of consultation;

c. The interest rate, currency exchange rate, taxation standards, tax rate, policy related charges pertaining to the asset owner will not experience dramatic changes;

d. The asset owner’s management team will be responsible, stable and capable of continuously and effectively managing the assets of the object of consultation after the base date of consultation;

e. The asset owner will completely observe the relating laws and regulations;

f. There will be no force majeure causing major adverse impacts on the consulted assets after the base date of consultation.

2. Special assumptions:
a. The asset owner’s accounting principles and policies after the base date of consultation will be consistent with those adopted in this consultation paper;

b. The client and the asset owner will choose the most advantageous rules and regulations for the market when executing the Accounting System for Business Enterprises Article 39: Fair Value Calculation;

c. When calculating the fair value of assets and liabilities, the client and the asset owner should use the assumptions for asset or liability pricing which maximize the profitability of market players.

I. Consultation Comments:
This consultation paper expresses comments to the assets of the object of consultation according to the categories each of them belongs to.

Location:
The five consulted assets are located in Taizhou City Zhejiang Province. The details of their locations are provided as follows:

1. Natural geographical conditions of Taizhou City:

① Geographical location: Taizhou City, a prefecture-level city governed by Zhejiang Province, is located in the central coast of Zhejiang Province with the East China Sea off its east, Wenzhou City to the south, Jinhua City and Lishui City to the west. Shaoxing City and Ningbo City to the north. It’s located at 120.17°E to 121.56°E and 28.01°N to 29.20°N.

② Topography: Taizhou City is located near mountains and facing the sea. It has a terrain tilted from the high west to the low east. The city is surrounded by ranging mountains to the northeast, dotted with expansive hills to the southeast, carpeted with massive plains and crisscrossed with rivers. The city south has Yandang Mountain as its natural defense with Kuocang Mount, Dalei Mount and Tiantai Mount as the main peaks. In summary, the city has a perfect combination of mountains, water resources and farm lands. Mountains of low and medium height and hills take up 70.4% of the city land area while plains 26.8% and inland water 2.8%.

③ Geological structure: The city’s tectonic unit is located within the South China Jialidong fold system and the Wenzhou Linhai sink of the southeast Zhejiang fold belt. The geological structures of the city are mainly faults with undeveloped folds. The stratums on the ground can be dated back to the Cretaceous System and the Jurassic System of the quaternary system. The rocks are primarily sedimentary rocks with a massive and stratiform structure. The intrusive rocks are more developed with formation period dated back to the late stage of Yanshan Mountain development. They are mainly found in Huangyan Fushan Village, northeast Linhai, Tiantai Shiliang County and south Sanmen Pangting County. The rocks can be found elsewhere in a scattered form as well. They are commonly found in the shape of stock and apophysis. Most of them are acid rocks.

The quaternary system of the sea sediment plain is constituted by old and new sea sediments, flood sediments, slope sediments and sediment residuals. The rock nature includes mild clay, sandy loam soil, fine sand and sand gravel with a wide spectrum of thickness. Some of them are absent in some stratums. Whereas, they are quite common in the Wenhuang Plain with the maximum thickness up to 150m. The quaternary system of the mountain areas is mainly constituted by sediment residuals, old slope and flood sediments, flood sediments and new alluvial deposits.

④ Climate: Taizhou City has the climate of sub-tropical monsoon with distinguishable four seasons. Thanks to the ocean’s weather adjustment and the mountains’ hindrance of cold currents, the city is cool in summer and warm in winter with abundant heat and rainfall. The city climate is generally balmy and wet. The average daily temperature of winter is below 10℃, above 22℃ for summer and between 10℃ to 22℃ for spring and autumn.

The average temperature of plain areas is 16.6℃ to 17.5℃ with temperature decreasing from south to north. Yuhuan County in the south has an average yearly temperature of 17.5℃ while the hilly areas in the northwest below 17℃. January is the coldest month (February for islands) with an average daily temperature of 5.0℃ to 6.9℃, and the lowest average temperature of 0.9℃ to 4.8℃. July is the warmest month (August for islands) with an average daily temperature of 26.6℃ to 28.5℃, and the highest average temperature of 29.1℃ to 34.2℃ (extreme high temperature of 33.8℃ to 41.7℃).

The average yearly hours of sunshine of Taizhou City are 1800 to 2037 with Tiantai County, Yuhuan County and Jiaojiang District Hongjia having the most hours (above 1950 hrs). Dachen Island has the least sunshine with only 1800 hrs.

Taizhou City’s yearly precipitation is 1185 to 2029 mm with an average precipitation of 1632 mm. The yearly rainy days are 132 to 171 days. The city has two pluvial periods: There is a one month rainy and damp period from late May to late June with a precipitation of 300mm accounting to 20% of the yearly precipitation. On average, the precipitation from June to September takes up 54.8% of the annual precipitation.

The first day of frost is between 11/15 and 12/31, and the last day of frost is between 2/11 and 3/25. The frost free period lasts 235 to 322 days (270 days for the city south, 240 days for Tiantai County of the city north).

⑤ Hydrology: Taizhou City has over 700 rivers of different sizes among which 25 rivers have a drainage area of over 100 sq km. The combined drainage areas of the Jiaojiang River and the Jinqing River take up around 80% of Taizhou City’s land area. The Lingjiang River system is one of the eight largest river systems in Zhejiang Province. The Jiaojiang River is the city’s largest river and also the third largest river in Zhejiang Province.

The river’s main stream heads east from Xianju County Tiantangjian and merges into the Jiaojiang River at Niutoujin. The total length of the river is 197.3km. Over 80 rivers and creeks join the river including the Lingjiang River, the Yongning River, the Yongan Creek and the Shifeng Creek. The river’s drainage area is 6613 sq km taking up 2/3 of the city’s land area.

The Jinqing River, originating from Taihu Mountain, flows across the central Wenhuang Plain passing Daxi Township Wenling City and converging into the sea at Huanglangxi Jinqing Township Luqiao District. The river’s total length is 50.7km with a drainage area of 1172.6 sq km. It serves as a way of irrigation, drainage and transportation for the people of the Wenhuang Plain.

⑥ Plant: The city east belongs to the Wenhuang Plain, a rich and affluent land of abundant resources and harvests. The city west is a mountain area with rich forest resources with a total forest coverage of 70%. The city’s forest resources include 9 plant types, 14 plant formations and 52 plant associations, such like evergreen coniferous forest, evergreen broad-leaved forest, deciduous coniferous forest, deciduous broad-leaved forest, broadleaf-conifer mixed forest, leguminous mixed forest, bamboo forest, evergreen bush and deciduous bush. There are also 19 types of rare and special trees like bretschneidera (nationally protected), Zhejiang cinnamomum, ormosia henryi and magnolia officinalis. The most common indigenous plants are moso bamboo, kumquat and waxberry.

2. Socioeconomic conditions:
① Administrative division:
As of 2013, there are 3 districts (Jiaojiang, Huangyan and Luqiao), 2 county-level cities (Linhai and Wenling) and 4 counties (Yuhuan, Tiantai, Xianju and Sanmen) under the governance of Taizhou City.

② Overview of the city’s economy:
The city’s GDP for the year 2013 was RMB 315.334 billion (RMB 21.33 billion as the growth in the primary industry, RMB 151.555 billion growth in the secondary industry and RMB 142.449 billion growth in the tertiary industry) with the GDP per capital of RMB 53,222 increasing by 7.3% from 2012 (equivalent to USD 8,594 based on the yearly average currency exchange rate).

The primary industry:

In 2013, the growth of the city’s farming, forestry, animal husbandry and fishery industries was RMB 21.33 billion. As the government has increasingly supported the city’s agricultural production, the farming, forestry, animal husbandry and fishery industries have taken on a quite stable development, especially in the industry of agriculture and forestry with local specialties (bamboo, orange, waxberry, etc.)

Secondary industry:

Taizhou City has a very complete secondary industry manufacturing a wide variety of industrial products among which the pillar industries are auto and auto part manufacturing, the pharmaceutical industry and appliance manufacturing, etc., or named “5 plus 1”. The city is named “the national-level auto part manufacturing and import center”, “the national-level chemical raw material center”, “the capital of sewing facility”, “the capital of regenerative metal”, “the home to water pump”, “the capital of valve”. Light industries like fruit processing have scaled up as well.

In 2013, the growth of the city’s secondary industry was RMB 135.74 billion. It was a restorative growth from the weak industrial foundation of 2012. The production and business of large enterprises had become better. In 2013, the growth of heavy and light industrial enterprises in Taizhou increased by 6.9% and 7% respectively from the previous year.

The tertiary industry: The growth of the tertiary industry was RMB 142.449 billion with an increase rate of 8.7%. The mix of growth of the three industries has changed from 4.8%: 50%: 45.2% to 4.8%: 49.1%: 46.1% from the previous year. The first produce marketing and sale management center in the province has been set up in Huangyan District. The subsidiary agricultural product distribution center in the city west has established cooperative relations with 35 professional cooperatives, 112 supermarkets (including chain brands), 30 restaurants, cafeterias and grocery stores, and has already delivered 50,000 tons of high-quality agricultural produces. A solid marketing and sale network has been set up, ensuring the stable sale of agricultural products.

③ Transportation:
Year 2013: 144.871 billion tons of freight turnovers and 11.018 billion passenger turnovers. In 2013, the throughput of city harbors reached 56.28 million tons among which foreign trade took up 9,770,900 tons and containers 166,600 TEU. The throughput of the city airport reached 610,800 passengers and 6,912 tons of cargos. In 2013, the city railroad service transported 5,470,000 passengers. As of the end of 2013, the city highway system had a total mileage of 11,910 km (including village-level highways), among which 11,681 km were classified highways taking up 98.1% of the total highway mileage, and 298 km were expressways. There were 922,100 registered motor vehicles in Taizhou City, 128,800 more than the level of 2012, among which private vehicles took up 812,300, 121,000 more than the level of 2012.

Civil aviation:
The Taizhou Airport, built in November, 1994, has an area of 7,850 sq m. It has partnered with over 10 airlines (the East China Airline, the Shenzhen Airline, the Wuhan Airline, the Yunnan Airline, etc.) and opened 14 routes departing to 17 cities (Beijing, Shanghai, Guangzhou, Shenzhen, Shantou, Xiamen, Fuzhou, Wuhan, Zhengzhou, Nanjing, Chongqing, Xi’an, Changsha, Chengdu, Kunming, Nanchang, etc.). In 2013, the airport ensured the safe takeoff and landing of 5,340 flights and accomplished the throughput of 526,700 passengers and 4,293 tons of cargos, increasing by 16.6% and 29.2% respectively from the level of 2012. The airport had kept a record of zero-accident for 22 consecutive years.

Railroad:
The Yong-Tai-Wen railway, one of China’s important coastal railways in the territory of Zhejiang Province, passes the city. It’s a very critical component to the country’s 8 south-north and 8 east-west railway networks. The total mileage of the railway is 282.39 km (94.13 km in Taizhou). The Yong-Tai-Wen railway is a country-level railway serving both passenger transportation and cargo freight. It was designed and built to be a first class double-line electrified railway with a designed speed of 200 kmph and the maximum speed of 250-300 kmph.

Public road:
The city public road system is mainly constituted by the Shen-Hai Highway, the Yong-Tai-Wen Highway, the Chang-Tai Highway, the Shang-San Highway, the Tai-Jin Highway, the Zhu-Yong Highway, the 104 State Highway, 14 provincial roads and 181 county-level roads. The public road system links Taizhou City with many other cities like Hangzhou, Ningbo, Wenzhou and Jinhua. The city is in the 3 hour commuting zone to Hangzhou, the provincial capital city.

As of the end of 2010, the total effective mileage of the public road system of Taizhou City was 11,267 km, among which 274 km are state highways, 695 km provincial roads, 2,391 km county-level roads, 2,042 km township-level roads, 5,800 km village-level roads and 66 km special-purpose roads. Road levels: 274 km highways, 299 km level-one roads, 1,196 km level-two roads, 568 km level-three roads, 5,503 km level-four roads, 3,172 km sub-level-four roads, 262 km other roads. In Taizhou City, the mileage of roads of level two and above takes up 15.7% of the total public road mileage. The density of public road is 119.72 km per hundred sq km. The roads’ county accessibility is 100% and the village accessibility is 99.3%.

Port:
Taizhou is a city of abundant maritime and port resources. The city has a coastline of 1,544 km (630.87 km are continental coastlines) taking up 28% of the total coastline in Zhejiang Province. The city has 15 ports of various sizes among which the Haimen Port of the Taizhou Bay, the Damaiyu Port of the Leqing Bay, and the Jiantiao Port of the Sanmen Bay have the most outstanding conditions. The city has 3 major cruising routes (the Lingjiang River, the Yongning River and the Jinqing River) and 5 minor routes (the Shanwen Route, the Seven River Route, the Wensong Route, etc.). The total mileage of all 96 classified cruising routes is 993 km. In Feb, 2007, the General Plan for the Taizhou Port issued by the provincial government put forth an idea of “one port and six zones” for the Taizhou Port, meaning that the port is composed of six port zones namely Jiantiao, Linhai, Huangyan, Haimen, Wenling and Damai Island in the order of north to south. The mileage of the planned port coastline is 96.23 km among which the deep-water coastline possible with port construction is 30.75 km, taking up 32% of the total port coastline.

As of 2013, the Taizhou Port had 167 commercial berths with a total length of 9895m and the maximum berthing capability of 74,000 tons, among which 4 of them were deep-water berths for 10,000 tons and above. The freight throughput of the port reached 42.93 million tons, among which foreign trade took up 7,280,000 tons and containers 91,000 TEU.

Asset Conditions and Appraisal:
A. The land contracted management right of the moso bamboo plantation (18,000 mu) located at Yutou Village Huangyan District Taizhou City:

(1) Asset overview:
This asset is located throughout Hou Ao Village, Qian Ao Village, Liang Shu Shan Village and Zhou Jia Liao Village of Yutou Township, Huangyan District, Taizhou City.

This asset is a moso bamboo plantation with 400 plants per mu on average, an average DBH of 10.5cm and an average plant height of 11m. The land contracted management right is valid through 12/12/2039.

(2) Determination of future profits:
Determination of revenues:
Table of Projected Revenues from the Moso Bamboo Plantation (18,000 Mu)

Unit RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Moso bamboo	3,600	4,050	4,050	4,500	4,500	4,950	4,950	5,400	5,400
Spring bamboo shoot	1,260	1,440	1,440	1,620	1,620	1,800	1,800	1,980	1,980
Winter bamboo shoot	1,620	1,710	1,800	1,890	1,980	2,070	2,160	2,250	2,340
Revenue	6,480	7,200	7,290	8,010	8,100	8,820	8,910	9,630	9,720

Determination of cost:
Table of Projected Costs for the Moso Bamboo Plantation (18,000 Mu)
Unit RMB10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Soil prep fees	252.00	264.60	275.40	288.00	300.60	311.40	324.00	336.60	360.00
Bamboo removing fees	94.50	99.00	103.50	108.00	112.50	117.00	121.50	126.00	135.00
Bamboo transportation fees	189.00	198.00	207.00	216.00	225.00	234.00	243.00	252.00	270.00
Spring bamboo shoot collection costs	252.00	264.60	275.40	288.00	300.60	311.40	324.00	336.60	360.00
Winter bamboo shoot collection costs	1,260.00	1,319.40	1,380.60	1,440.00	1,499.40	1,560.60	1,620.00	1,679.40	1,800.00
Total costs	2,047.50	2,145.60	2,241.90	2,340.00	2,438.10	2,534.40	2,632.50	2,730.60	2,925.00

Determination of fees and charges:

Table of Projected Management Fees for the Moso Bamboo Plantation (18,000 Mu)
Unit RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Management fees	369.77	369.95	370.13	370.31	370.49	370.67	370.85	371.03	371.63

Determination of net profit:
The Net Profit from the Moso Bamboo Plantation (18,000 Mu)
Unit RMB 10,000

2015	2016	2017	2018	2019	2020	2021	2022	Total
4062.73	4,684.45	4,677.97	5,299.69	5,291.41	5,914.93	5,906.65	6,528.37	6,423.37

(3) Calculation of Appraised Value:
Table of Net Cash Flow Discounting
Unit: RMB 10,000

Project	Projection
	2015	2016	2017	2018	2019	2020	2021	2022	Total
Net Cash Flow	4062.73	4684.45	4677.97	5299.69	5291.41	5914.93	5906.65	6528.37	6423.37
The number of years of discounting	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00
Discount rate	0.9259	0.8573	0.7938	0.7350	0.6806	0.6302	0.5835	0.5403	4.9284
The Current Value of Net Cash Flow	4015.98	3713.37	3895.27	3601.33	3727.59	3446.53	3527.28	31656.92	4015.98
The Total Current Value of Net Cash Flow	61,345.94

B. The land contracted management right of the waxberry plantation (9,057 mu) located at Guangdu Township Xianju County Taizhou City.

(1) Asset overview:
This asset is located at Guangdu Township Xianju County, starting from Xikeng Village in the East, Yaotou Village in the West, and stopping at Tang’ao Village in the North, and Houliao Village in the South. The total area of the asset is 9057 mu among which 450 mu are planted with waxberries in the age group of 7-10 years with an average height of 2.3m and an average crown diameter of 2.2m, 4566 mu in the age group of 11-15 years with an average height of 2.8m and an average crown diameter of 3m, and 4041 mu in the age group of 15 and plus years with an average height of 3.2m and an average crown diameter of 3.5m. Waxberries are planted in the standard way of 30 plants per mu on average. The location of this asset is in a mountain area at high altitude. Mountain waxberries become ripe normally 15 days later than other waxberries because they don’t have to experience rainy seasons and are able to enjoy longer sunshine. Therefore, mountain waxberries are of higher quality and last longer during long-distance transportation. They normally sell more expensive. The contract period is 30 years from 12/12/2009 through 12/12/2039.

(2) Determination of future profits: Determination of revenues:

Table of Projected Revenues from the Mountain Waxberry Plantation (9,057 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
3-6 years	0	0	0	0	0	0	0	0	0
7-10 years	0	0	0	0	0	0	0	0	0
11-15 years	10238.94	5860.8	4869.83	3510	1899.45	0	0	0	0
>15 years	20379.6	28832.76	33311.52	38174.76	43379.28	48907.8	52168.32	55428.84	57059
Revenue from the major business	30618.54	34693.56	38181.35	41684.76	45278.73	48907.8	52168.32	55428.84	57059

Determination of cost:
Table of Projected Costs of the Mountain Waxberry Plantation (9,057 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Waxberry plant	1120.81	1156.45	1271.9	1282.61	1401.19	1412.89	1521.58	1521.58	1630.26
Flower and fruit cultivation and protection fees	199.25	199.25	217.37	217.37	235.48	235.48	253.6	253.6	407.57
Flower cultivation and protection medication fees:	47.1	48.91	50.72	52.53	54.34	56.15	57.96	59.78	61.59
Waxberry fruit thinning:	759.66	777.48	853.32	858.67	936.08	941.93	1014.38	1014.38	1086.84
Waxberry fruit picking:	1796.29	2775.48	2036.34	3078.26	2242.38	3390.94	2434.52	3651.78	3260.52
Waxberry whole plant fertilization:	1444.61	1515.89	1674.34	1695.74	1860.46	1883.86	2028.77	2028.77	2173.68
Waxberry disinsectization:	182.05	182.95	183.86	184.76	185.67	186.57	187.48	188.39	189.29
Total costs	5549.76	6656.42	6287.84	7369.94	6915.59	8107.83	7498.29	8718.27	8809.74

Determination of fees and charges:
Table of Projected Management Fees of the Mountain Waxberry Plantation (9,057 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Management fees	1181.15	1195.51	1211.32	1228.7	1247.82	1268.85	1291.98	1317.43	1345.42

Determination of net profit

The net profit of the mountain waxberry plantation (9,057 mu)
Unit RMB 10,000

2015	2016	2017	2018	2019	2020	2021	2022	Total
23887.63	26841.63	30682.19	33086.12	37115.32	39531.13	43378.05	45393.14	46903.93

(3) Calculation of Appraised Value:

Table of Net Cash Flow Discounting

Unit: RMB 10,000

Project	Projection
	2015	2016	2017	2018	2019	2020	2021	2022	Total
Net Cash Flow	23887.63	26841.63	30682.19	33086.12	37115.32	39531.13	43378.05	45393.14	46903.93
The number of years of discounting	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00
Discount rate	0.9259	0.8573	0.7938	0.7350	0.6806	0.6302	0.5835	0.5403	4.9284
The Current Value of Net Cash Flow	22117.55	23011.33	24355.52	24318.3	25260.69	24912.52	25311.09	24525.91	231161.34
The Total Current Value of Net Cash Flow	424,974.24

C. The land contracted management right of the orange plantation (16,000 mu) located at Chengwai Village Taozhu County Linhai City.

(1) Asset overview:
This asset is planted with the honey orange, a specialty of Taizhou City. The plantation starts from Taozhu County in the East, Dongtou Village in the West, and stops at Jiansi Village in the North and Wukeng Village in the South. The total area is 16,000 mu, among which 232 mu are planted with orange trees in the age group of 4 years with an average height of 2.3m and an average crown diameter of 2.2m, 244 mu in the age group of 5 years with an average height of 2.4m and an average crown diameter of 2.6m, 283 mu in the age group of 6 years with an average height of 2.5m and an average crown diameter of 2.8m, 328 mu in the age group of 7 years with an average height of 2.5m and an average crown diameter of 3m, 14,913 mu in the age group of above 7 years with average height of 2.5-3m and an average crown diameter of 3-3.5m. Orange trees are planted in the standard way of 60 plants per mu on average. Contract period: Through 12/12/2039

(2) Determination of future profits:
Determination of revenues:

Table of Projected Revenues from the Orange Plantation (16,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
4 years	0	0	0	0	0	0	0	0	0
5 years	133.63	0	0	0	0	0	0	0	0
6 years	210.82	225.5	0	0	0	0	0	0	0
7 years	326.02	316.22	311.81	0	0	0	0	0	0
>8years	35115.26	40238.21	42384.38	46080	49152	50688	55296	55296	61440
Revenue from the major business	35785.73	40779.94	42696.19	46080	49152	50688	55296	55296	61440

Determination of cost:

Table of Projected Costs of the Orange Plantation (16,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Garden clean-up, fertilization and trimming	528	544	592	608	656	672	720	736	784
Pre-germination fertilization	704	736	800	832	896	928	992	1024	1088
Flower and fruit cultivation and protection fees	1008	1024	1072	1088	1136	1152	1200	1216	1264
Fruit strengthening fertilization and thinning	1408	1456	1584	1632	1760	1808	1936	1984	2112
Fruit picking	2624.29	3987.37	2927.74	4423.68	3194.88	4792.32	3440.64	5160.96	4608
Packaging	176	192	208	224	240	256	272	288	304
Total costs	6448.29	7939.37	7183.74	8807.68	7882.88	9608.32	8560.64	10408.96	10160

Determination of fees and charges:

Table of Projected Fees and Charges of the Orange Plantation (16,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Management fees	1428.93	1433.49	1438.5	1444.02	1450.09	1456.76	1464.1	1472.18	1481.07

Determination of net profit:

Table of Projected Net Profits of the Orange Plantation (16,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
The net profit	27908.52	31407.08	34073.95	35828.3	39819.03	39622.92	45271.26	43414.86	49798.93

(3) Calculation of Appraised Value:

Table of Net Cash Flow Discounting

Unit: RMB 10,000

Project	Projection
	2015	2016	2017	2018	2019	2020	2021	2022	Total
Net Cash Flow	27908.52	31407.08	34073.95	35828.3	39819.03	39622.92	45271.26	43414.86	49798.93
The number of years of discounting	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00
Discount rate	0.9259	0.8573	0.7938	0.7350	0.6806	0.6302	0.5835	0.5403	4.9284
The Current Value of Net Cash Flow	25840.49	26925.29	27047.9	26333.8	27100.83	24970.36	26415.78	23457.05	245429.07
The Total Current Value of Net Cash Flow	453,520.58

D. The land contracted management right of the broccoli plantation
(24,000 mu) located at Taozhu County Linhai City.

(1) Asset overview:
The broccoli plantation (24,000 mu) is located at Tao Zhu County Linhai City, starting from Haiti in the East, Qian Tang Village in the West, and stopping at Hou Tang Village in the North, Xiang Zhuang Village in the South. Broccolis of the plantation are for export only. Broccolis are planted 1600 plants per mu. Contract period: Through 12/12/2039

(2) Determination of future profits:
Determination of revenues:

Table of Projected Revenues from the Broccoli Plantation (24,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Revenue from the major business	30,240	31,680	33,120	34,560	36,000	37,440	38,880	40,320	41,760

Determination of cost:

Table of Projected Costs from the Broccoli Plantation (24,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Picking	2,520	2,640	2,760	2,880	3,000	3,120	3,240	3,360	3,600
Watering	504	528	552	576	600	624	648	672	720
Seeding cultivation and planting	2,520	2,640	2,760	2,880	3,000	3,120	3,240	3,360	3,600
Fertilization	2160	2280	2400	2520	2640	2760	2880	2880	3000
Total costs	7,704	8,088	8,472	8,856	9,240	9,624	10,008	10,272	10,920

Determination of fees and charges:

Table of Projected Fees and Charges of the Broccoli Plantation (24,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Management fees	1,729.17	1,729.17	1,729.17	1,729.17	1,729.17	1,729.17	1,729.17	1,729.17	1,729.17

Determination of net profit:

Table of Projected Net Profits of the Broccoli Plantation (24,000 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
The net profit	20,806.83	21,862.83	22,918.83	23,974.83	25,030.83	26,086.83	27,142.83	28,318.83	29,110.83

(3) Calculation of Appraised Value:

Table of Net Cash Flow Discounting

Unit: RMB 10,000

Project	Projection
	2015	2016	2017	2018	2019	2020	2021	2022	Total
Net Cash Flow	20,806.83	21,862.83	22,918.83	23,974.83	25,030.83	26,086.83	27,142.83	28,318.83	29,110.83
The number of years of discounting	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00
Discount rate	0.9259	0.8573	0.7938	0.7350	0.6806	0.6302	0.5835	0.5403	4.9284
The Current Value of Net Cash Flow	19265.05	18743.01	18192.97	17621.5	17035.99	16439.92	15837.84	15300.67	143469.83
The Total Current Value of Net Cash Flow	281,906.77

E. The land contracted management right of the tangerine plantation (9,200 mu) located at Taozhu County Linhai City.

(1) Asset overview:
The asset is planted with the honey tangerine, a specialty of Taizhou City. The plantation is located at Chengwai Village Taozhu County Linhai City, starting from Tao Zhu County in the east, Shangjiang Village in the west, and stopping at Jiansi Village in the north and Donggua Village in the south. The total area is 9,200 mu, among which 132 mu are planted with tangerine trees in the age group of 4 years with an average height of 2.3m and an average crown diameter of 2.2m, 141 mu in the age group of 5 years with an average height of 2.7m and an average crown diameter of 3m, 163 mu in the age group of 6 years with an average height of 2.8m and an average crown diameter of 3.2m, 189 mu in the age group of 7 years with an average height of 3m and an average crown diameter of 3.4m, 8,575 mu in the age group of 8 and plus years with average height of 3.2m and an average crown diameter of 3.5m. Tangerines are planted in the standard way of 60 plants per mu on average. The tangerine fruits are of premier quality and for export only, mainly to Canada, etc. Contract period: through 12/12/2039

(2) Determination of future profits:
Determination of revenues:

Table of Projected Revenues from the Tangerine Plantation (9,200 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
4 years	0	0	0	0	0	0	0	0	0
5 years	77.22	0	0	0	0	0	0	0	0
6 years	126.9	130.68	0	0	0	0	0	0	0
7 years	198.05	186.12	181.76	0	0	0	0	0	0
>8years	20902.14	23567.28	24510.8	26496	27793.2	28704	30718.8	30912	33037.2
Revenue from the major business	21304.31	23884.08	24692.57	26496	27793.2	28704	30718.8	30912	33037.2

Determination of cost:

Table of Projected Costs of the Tangerine Plantation (9,200 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Garden clean-up, fertilization and trimming	303.6	312.8	340.4	349.6	377.2	386.4	414	423.2	450.8
Pre-germination fertilization	404.8	423.2	460	478.4	515.2	533.6	570.4	588.8	625.6
Flower and fruit cultivation and protection fees	579.6	588.8	616.4	625.6	653.2	662.4	690	699.2	726.8
Fruit strengthening fertilization and thinning	809.6	837.2	910.8	938.4	1012	1039.6	1113.2	1140.8	1214.4
Fruit picking	1249.85	1910.73	1394.4	2119.68	1521.31	2296.32	1638.34	2472.96	2202.48
Packaging	101.2	110.4	119.6	128.8	138	147.2	156.4	165.6	174.8
Total costs	3448.65	4183.13	3841.6	4640.48	4216.91	5065.52	4582.34	5490.56	5394.88

Determination of fees and charges:

Table of Projected Fees and Charges of the Tangerine Plantation (9,200 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
Management fees	1078.45	1082.54	1087.05	1092	1097.45	1103.44	1110.04	1117.29	1125.27

Determination of net profit:

Table of Projected Net Profits of the Tangerine Plantation (9,200 Mu)

Unit: RMB 10,000

Project	2015	2016	2017	2018	2019	2020	2021	2022	Total
The net profit	16777.21	18618.41	19763.92	20763.52	22478.84	22535.04	25026.42	24304.15	26517.05

(3) Calculation of Appraised Value:

Table of Net Cash Flow Discounting

Unit: RMB 10,000

Project	Projection
	2015	2016	2017	2018	2019	2020	2021	2022	Total
Net Cash Flow	16777.21	18618.41	19763.92	20763.52	22478.84	22535.04	25026.42	24304.15	26517.05
The number of years of discounting	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00
Discount rate	0.9259	0.8573	0.7938	0.7350	0.6806	0.6302	0.5835	0.5403	4.9284
The Current Value of Net Cash Flow	15534.02	15961.57	15688.6	15261.19	15299.1	14201.58	14602.92	13131.53	130686.62
The Total Current Value of Net Cash Flow	250,367.11

(3) Summary of Consultation Comments:

Based on calculations, consultation comments are concluded as follows: On the base date of consultation, which was 12/31/2014, the consulted assets commissioned by the client were worth RMB 14,721,146,500 on the condition that they would continue to be used. Details can be found in the below table:

Summary Table on the Value of Consulted Assets

Unit: RMB 10,000

Name of Project	Appraised Value
A. The land contracted management right of the moso bamboo plantation (18,000 mu) located at Yutou Village Huangyan District Taizhou City.	61,345.94
B. The land contracted management right of the waxberry plantation (9,057 mu) located at Guangdu Township Xianju County Taizhou City.	424,974.24
C. The land contracted management right of the orange plantation (16,000 mu) located at Chengwai Village Taozhu County Linhai City.	453,520.58
D. The land contracted management right of the broccoli plantation (24,000 mu) located at Taozhu County Linhai City.	281,906.77
E. The land contracted management right of the tangerine plantation (9,200 mu) located at Taozhu County Linhai City.	250,367.11
Total	1,472,114.6 5

11. Restrictions on the Use of the Consultation Paper:

A. The comments made in this consultation paper are solely based on the aforementioned principles, bases, assumptions, methods and procedures, and are tenable only under these conditions.

B. This consultation paper and the included conclusions are reflections of the fair value of the consulted assets on the base date of consultation, and are only intended for the purpose and use specified by this report.

C. This consultation paper should only be used by the intended users specified in the report.

D. This consultation paper should only be used by the client towards the economic activities pertinent to the intended purpose of the report. This consultation paper is the property of the Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd. The contents of this consultation paper should not be copied, cited or disclosed to the public without the consent and permission from the consultation company, unless stated otherwise by laws, regulations and other agreements of the parties.

12. Date of Report:
The professional comments of this consultation paper were finally concluded on: 09/18/2015

The Gansu Branch of Beijing Northern Yashi Asset Appraisal Co, Ltd.
09/18/2015

Attachment:

1. Copies of the business registrations of the client and the asset owner

2. Certification of the legal ownership of the object of consultation (packaged separately)

3. The Letter of Commitment of the client and relevant parties

4. One copy of the business registration of the consultation company

Exhibit 4, Part 2

Yasheng Group

805 Veterans Blvd., #228

Redwood City, CA

APPRAISAL REPORT

Prepared for

Board of Directors of Yasheng Group

Prepared By: ShouMing Wang (Appraiser)
Date: September 18, 2015

1

Yasheng Group

805 Veterans Blvd., #228

Redwood City, CA 94063

INDEX

COVER LETTER	Page 3

CERTIFICATE OF VALUES	Page 5

CERTIFICATION	Page 7

DEFINITION OF VALUES	Page 9

STATEMENT OF CONDITIONS	Page 12

APPROACHES TO VALUE/ DEPRECIATION	Page 14

APPRAISER QUALIFICATIONS	Page 16

APPRAISAL REPORT DETAILED LISTING	Page 17

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Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

September 18, 2015

RE: Yasheng Group Total Assets Appraisal

Dear Board of Directors of Yasheng Group,

Pursuant to your request, I as an appraiser have prepared an Appraisal of Yasheng Group Total Assets, a copy of which is enclosed. This report is intended for use by only the Board of Directors of Yasheng Group, and Financial Advisors, and is intended for use in conjunction with the possible sale of your business. Use of this report by others is not intended by the appraiser, nor is the report intended for any other use unless express written consent is further granted.

From June 10, 2015 to July 20, 2015, we as an appraisal project group have viewed the Yasheng Group, collected relevant information. Following our inspection, we supervised an investigation into the market conditions in order to prepare an impartial report.

The cost, income and market approaches to value have been considered for this appraisal and have been utilized where necessary or deemed inappropriate for the value conclusions found therein. The enclosed appraisal is restricted use appraisal.

The values for the subject were determined by data collected in the course of research and analysis using but not limited to: the data collected from investigation and analysis, the results from investigation scene, and inventory verification of assets.

After a thorough information collection, inventory verification, data analyzing, and review of the information mad available to us, it is our opinion that as of December 31, 2014 the assets that appraised has the Fair Market Value shown on the certificate that we prepared.

3

As an agent, we certify that neither relevant appraiser nor Yasheng Group, or any of its employees have any present or future interest in the appraised property. The fees charged for this appraisal were not contingent on the values reported nor were any undisclosed fees, commissions, or other compensation received.

Respectfully submitted,

JinChangNieDu United Assets Appraisal Co.,

Appraiser ShouMing Wang

4

Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

CERTIFY

That on this date given in this certificate, the property of

Yasheng Group

WAS WELL AND REASONABLY WORTH $231,991.31(Unit：10 Thousands)
ON THE BASIS OF IT’S FAIR MARKET VALUE
*************************************
Assets Appraisal Results Summary

Effective Date: December 31, 2014

Subject		Appraisal Value	Appraisal Value
		10 Thousands RMB	10 Thousands US
Current Assets	1	288,428.24	45,223.07
Long Term Investments	2	130.56	20.47
Fixed Assets	3	141,335.94	22,160.26
Construction in Progress	4	4,328.62	678.69
Constructions	5	55,733.81	8,738.58
Equipment	6	81,273.57	12,743.00
Intangible Assets	7	729,614.96	114,397.37
Right to the use of land	8	729,614.96	114,397.37
Other Assets	9	319,701.59	50,126.47
Total Assets	10	1,479,211.29	231,927.64
Current Liabilities	11	34,402.45	5,394.01
Non- Current Liabilities	12	1,822.90	285.81
Total Liabilities	13	36,225.34	5,679.82
Net Assets	14	14,429,859,500	2,262,478,200

5

Effective Date:

September 18, 2015

By:

JinChang NieDu United Assets Appraisal Co.,

Appraiser ShouMing Wang

6

Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

CERTIFICATION

I certify that, to the best of my knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analysis, opinions and conclusions are limited only by the reported assumptions and limiting conditions and is our teams’, unbiased professional analysis, opinions and conclusions.

I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with the respect to the parties involved.

My compensation is not contingent on an action or event resulting from the analysis, opinions or conclusions in, or the use of, this report.

My analysis, opinions and conclusions were developed, and this report has been prepared, in conformity with the Appraisers Standards and Procedures of Professional Ethics and Practice and the true and reliable information provided by property holder.

I have made a professional inspection of the property that is the subject of this report, and implemented appraisal process.

7

No one provided significant professional assistance to the person signing this report.

ShouMing Wang（Appraiser）

8

Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

DEFINITION OF VALUE USED FOR THIS APPRAISAL

FAIR MARKET VALUE APPRAISAL

A professional opinion of the most probable price expressed in terms of currency to be realized for property in an exchange between a willing buyer and a willing seller, with equity to both, neither being under any compulsion to buy or sell, and both parties fully aware of all the relevant facts as of the effective date of this appraisal report.

PURPOSE FOR THIS APPRAISAL

The purpose for this appraisal is reflecting the assets value for Yasheng Group due the effective date, in order to provide reference resources for replacement of assets for Yasheng Group.

SUBJECT FOR THIS APPRAISAL

Yasheng Group and subsidiary company (GanSu TiaoShan Enterprise Group Co., Ltd., GanSu XiaHeQing Industrial Co., Ltd., GanSu JinTa YongSheng Agricultural Development Corporation, GanSu HongTai Agricultural Science Co., Ltd., GanSu JinTa YuanTai Commercial Trading Co., Ltd., GanSu JinTa HengSheng Agricultural Development Co., Ltd., GanSu JinTa XingSheng Industrial Co., Ltd.) net assets value.

SCOPE FOR THIS APPRAISAL

Appraisal assets including total assets and total liabilities within Yasheng Group and seven subsidiary company, GanSu TiaoShan Enterprise Group Co., Ltd., GanSu XiaHeQing Industrial Co., Ltd., GanSu JinTa YongSheng Agricultural Development Corporation, GanSu HongTai Agricultural Science Co., Ltd., GanSu JinTa YuanTai Commercial Trading Co., Ltd., GanSu JinTa HengSheng Agricultural Development Co., Ltd., GanSu JinTa XingSheng Industrial Co., Ltd.

9

EFFECTIVE DATE FOR THIS APPRAISAL

The effective date for this assets appraisal project is December 31, 2014.

LOCATION OF APPRAISED PROPERTY

Yasheng Group has set in California, USA.Main office is located at 805 Veterans Blvd., #228, Redwood, CA, 94063. Contact phone number in the United States is (650) 363-8345. The main operation of Yasheng Group and its eight subsidiary company are in China, which is one of China’s leading agricultural product producer, and also Yasheng Group is one of the biggest agricultural product producers in Northwest region in China. The relevant subsidiary company in this assets appraisal, GanSu TiaoShan Enterprise Group Co., Ltd., GanSu XiaHeQing Industrial Co., Ltd., GanSu JinTa YongSheng Agricultural Development Corporation, GanSu HongTai Agricultural Science Co., Ltd., GanSu JinTa YuanTai Commercial Trading Co., Ltd., GanSu JinTa HengSheng Agricultural Development Co., Ltd., GanSu JinTa XingSheng Industrial Co., Ltd. are all located in GanSu province in China.

APPRAISAL CONSIDERATIONS

Our appraisal of the listed assets included a personal inspection and inventory of the subject assets and a review of certain fixed asset records. Discussions were held with the management of the company and a review was made of the industry to gain insight into company operations. This investigation has considered the assets in relation to such factors as:

10

•	The history and character of the business.
•	The character, extent, condition and utility of the assets considering installation costs necessary to reflect the value consideration of the property in place fort he purpose of continued use.
•	The recognition of current economic conditions as of the appraisal date and the economic outlook for this business.
•	The influence of modern and changing technology and innovation applicable to this business.
•	Relevant interest rate, exchange rate, tax base, and tax rate, fees charged by policy have no significant change after effective date.

11

Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

STATEMENT OF CONDITIONS

All facts and data set forth in this report are based upon an estimate of value only and are true and accurate to the best of the appraiser knowledge and belief.

Needed to pay additional awareness to legal authorization of proprietorship of assets and all the listed assumed company assets. This appraisal primarily focuses on commission property under the condition of legal existing basis, and to evaluate its value, but not to define and confirm the complete property authorization of commission property.

No consideration has been given to liens or encumbrances, which may be against the property other than those discussed in this report.

I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

The appraisal subject and relevant appraisal property has been investigation unless otherwise stated.

This appraised has been made in accordance with accepted Appraisers Standards and Procedures of Professional Appraisal Ethics and Practice and Uniform Standards of Professional Appraisal Practice and reflects the best judgment of the appraiser.

Information provided by others has been assumed to be correct for the purposes of this report and no responsibility is taken for the accuracy of the same.

The fees for this appraisal are not contingent upon values reported.

12

Consideration for possible environment hazards from any source goes beyond the scope of this appraisal.

It is assumed that there are no hidden or unapparent conditions of the assets, which would render it more or less valuable.

Other limitations or assumptions, if any, are clearly defined and individually set out at the point relating to the subject.

The appraiser is not required to give testimony, be present in any court of law, or appear before any commission or board by reason of this appraisal, unless prior arrangements have been made.

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Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

Approaches to Appraisal

Market Approach
This approach is also known as the Comparison Sales Approach. The primary intent of the market approach is to determine the desirability of the asset and recent sales or offerings of similar assets currently on the market in order to arrive at an indication of the most probable selling price for the assets being appraised. If the comparable sales are not exactly similar to the asset being appraised, adjustments are made to bring them as closely in line as possible with the subject property.

Cost Approach
This approach is based on the proposition that the informed purchaser would pay no more for a property than the cost of producing a substitute property with the same utility as the subject property. It considers that the maximum value of a property to a knowledgeable buyer would be the amount currently required to construct or purchase a new asset of equal utility. When the subject asset is not new, the current cost must be adjusted for al forms of depreciation as of the effective date of the appraisal.

Income Approach
This approach considers value in relation to the present worth of future benefits derived from ownership and is usually measured through the capitalization of a specific level of income.

14

Forms of Depreciation

Physical Deterioration
A form of depreciation where the loss in value or usefulness of an asset is attributable solely to physical causes, such as wear and tear and exposure to the elements.

Functional Obsolescence
A form of depreciation where the loss in value is due to factors inherent in the property itself and due to changes in design, or process resulting in inadequacy, over capacity, excess construction, lack of functional utility, or excess operating costs.

Economic Obsolescence

A form of depreciation or loss in value, caused by unfavorable external conditions. These can include such things as the economics of the industry, availability of financing, loss of materials and labor sources, passage of new legislation and changes in ordinances.

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Yasheng Group
805 Veterans Blvd., #228
Redwood City, CA 94063

QUALIFICATIONS OF APPRAISER

EXPERIENCE

1994-1999	Asset Management Department JinChuan Co.

1999-Present	Chief Appraiser JinChang NieDu United Assets Appraisal Co.,

EDUCATION
1990-1994	LanZhou University of Finance and Economics B.S. Agriculture Engineering Technology B.S. Agriculture Economics

Association of Asset Appraisal of China Appraisers
1999 Certify –Seminar

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EXHIBIT 5

Exhibit 5

§310.           Transactions Between Corporations and Directors or Corporations Having Interrelated Directors.

1.           No contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more of its directors has a material financial interest, is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

(a)           The material facts as to the transaction and as to such director’s interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders (Section 153) in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon, or

(b)           The material facts as to the transaction and as to such director’s interest are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified, or

(c)           As to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person asserting the validity of the contract that transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

A mere common directorship does not constitute a material financial interest within the meaning of this subdivision.  A director is not interested within the meaning of this subdivision in a resolution fixing the compensation of another director as a director, officer or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

2.           No contract or other transaction between a corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if

(a)           The material facts as to the transaction and as to such director’s other directorship are fully disclosed or known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transaction is approved by the shareholders (Section 153) in good faith, or

(b)           As to contracts or transactions not approved as provided in paragraph (1) of this subdivision, the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved or ratified.

This subdivision does not apply to contracts or transactions covered by subdivision (a).

3.           Interested or common directors may be counted in determining the presence of a quorum at a meeting of the board or a committee thereof which authorizes, approves or ratifies a contract or transaction.  Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977.

Exhibit 5

§603.           Action Without Meeting.

1.           Unless otherwise provided in the articles, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, as specified in Section 195, setting forth the action so taken, shall be provided by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted.

2.           Unless the consents of all shareholders entitled to vote have been solicited in writing, both of the following shall apply:

(a)           Notice of any shareholder approval pursuant to Section 310, 317, 1152, 1201 (except for a reorganization as to which shareholders have the right, pursuant to Chapter 13 (commencing with Section 1300) to demand payment of cash for their shares), or 2007 without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by that approval.  Notice shall be given as provided in subdivision (b) of Section 601.

(b)           Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.  Notice shall be given as provided in subdivision (b) of Section 60].

3.           Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shams or a personal representative of the shareholder or their respective proxyholders, may revoke the consent personally or by proxy by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter.  The revocation is effective upon its receipt by the secretary of the corporation.

4.           Notwithstanding subdivision (a), directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that the shareholders may elect a director to fill a vacancy, other than a vacancy created by removal, by the written consent of a majority of the outstanding shares entitled to vote.  Leg.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 2000 ch. 485, 2002 ch. 480 (SB 399), 2004 ch. 254 (SB 1306), 2006 ch. 214 (AB 1959) §3, 2013 ch. 109 (AB 457) §1.

2004 Note:  It is the intent of the Legislature in enacting Stats. 2004 ch. 254 (SB 1306) to meet the requirements of Section 102(a)(2)(B) of the federal Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), to the extent that any provision of this act may be deemed to modify, limit, or supercede the provisions of Section 101 of the E-Sign Act.  It is further the intent of the Legislature that a meeting of a corporation or limited liability company shall include a physical location unless the corporation or limited liability company has obtained the consent of all of the shareholders or members of the corporation or limited liability company, as applicable, to conduct a meeting by electronic transmission.  Stats. 2004 ch. 254 (SB 1306) §1.